Table of Contents

Registration Statement No. 333-220505

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 4

FINANCIAL GRAVITY COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	8742	20-4057712
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

800 N. Watters Road

Suite 120

Allen, Texas 75013

469-342-9100

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

801-303-5730

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Amount of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	6,000,000	$0.0775	$465,000	$57.89 (4)

(1)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Based on the average of the lowest two (2) trading prices of the Company’s common stock during the ten consecutive trading day period immediately preceding the filing of this Registration Statement of $0.0775. The shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, via a combination of these methods at market prices prevailing at the time of sale, or at negotiated prices.
(3)	The fee is calculated by multiplying the aggregate offering amount by .0001245, pursuant to Section 6(b) of the Securities Act of 1933.
(4)	Previously paid with the Company’s S-1 Registration Statement filed on September 18, 2018

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER ____, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Financial Gravity Companies, Inc.

6,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of the Company’s common stock, which will consist of up to 6,000,000 shares of common stock to be sold by the selling stockholder, GHS Investments LLC (“GHS”), pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated May 23, 2017. If issued presently, the 6,000,000 shares of common stock registered for resale by GHS would represent 15.66% of the Company’s issued and outstanding shares of common stock as of October 16, 2018. Upon execution of the Financing Agreement we paid GHS $30,000 in cash as a commitment fee.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares of our common stock to GHS at a price equal to 80% of the average of the lowest two (2) trading prices of our common stock during the ten (10) consecutive trading day period ending on the date on which we deliver a put notice to GHS (the “Market Price”).

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted on the OTC Link LLC (“OTC Link”) quotation system, operated by OTC Markets Group Inc., and trades on the OTCQB market under the symbol “FGCO”. On October 15, 2018, the last reported sale price for our common stock was $0.097 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market for our common stock will develop.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2018.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholder is offering to sell and is seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted.

In this prospectus, “Financial Gravity” the “Company,” “we,” “us,” and “our” refer to Financial Gravity Companies, Inc., a Nevada corporation.

SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements section of this prospectus prior to making an investment decision.

Company Organization

Financial Gravity Companies, Inc. was incorporated under the laws of the State of Nevada on December 5, 2005. Its principal executive offices are located at 800 N. Watters Rd., Suite 120, Allen, Texas 75013. The Company’s telephone number is 469-342-9100. The Company’s stock symbol is FGCO.

Our Business

The Company was incorporated in Nevada on December 5, 2005 as Kat Racing, Inc. On January 4, 2013, the Articles of Incorporation were amended to change the name of the Company to Prairie West Oil & Gas, Ltd. On July 26, 2013, the Articles of Incorporation were amended to change the name of the Company to Pacific Oil Company. On October 31, 2016, following a reverse merger transaction (the “Merger”), the Articles of Incorporation were amended to change the name of the Company to Financial Gravity Companies, Inc.

The accounting acquirer (legal acquiree) in the Merger, Financial Gravity Holdings, Inc. (“Financial Gravity Holdings”), was incorporated in Texas on September 29, 2014. On the effective date of the Merger, the business of Financial Gravity Holdings became the only business of Pacific Oil Company (currently named Financial Gravity Companies, Inc.).

Also pursuant to the Merger, each of the shares of Financial Gravity Holdings common stock issued and outstanding prior to the Merger was automatically converted into and exchangeable for an equivalent number of fully paid and non-assessable shares of Company common stock.

The accounting acquirer (legal acquiree) in the reverse merger transaction, Financial Gravity Holdings, is now a subsidiary of the Company. Business Legacy, Inc., founded in 2002, and Pollock Advisory Group, founded in 2007, were added on September 29, 2014, as subsidiaries. During fiscal year 2015, the Company acquired as additional subsidiaries, Cloud9b2b, LLC and SASH Corporation (dba Metro Data Processing). During fiscal year 2016, the Company acquired an additional subsidiary, Tax Coach Software, LLC. The Company and its subsidiaries deliver a wide range of accounting, tax planning and management services to high net worth individuals and businesses nationwide.

Organic growth has come in four key areas.

•	Partner Program
•	Tax Services, including Tax Blueprint® and ongoing Tax Operating System® services
•	Wealth Management Services
•	Other Products and Services (Insurance and other miscellaneous products and services).

All future growth is expected to come from these four key areas, as well as through organic growth, acquisitions, and strategic alliances.

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Products and Services

The following outline briefly describes Financial Gravity’s various subsidiaries and the products and services they offer, and a more detailed description is provided under the heading “Description of Business”:

Financial Gravity Operations, Inc.   Financial Gravity Operations manages operational expenses for the shared services of the subsidiaries. This entity integrates the delivery of Financial Gravity Tax, Business, and Wealth Solutions to Financial Gravity’s growing customer base around the country. This integration is what sets Financial Gravity apart from its peers.

Financial Gravity Tax, Inc. formerly Business Legacy, Inc.    Financial Gravity Tax is a bookkeeping, tax planning and payroll service provider for small companies and individuals. Financial Gravity has developed a precise procedure that has proven to be very successful in delivering lower taxes, higher profit, and greater wealth for small business owners. The process begins with an extensive and comprehensive review of the client’s needs. This assessment sets the requirements for the program that is subsequently developed. The second step is to use the client’s custom Tax Blueprint® to build that business entity and documentation that captures the identified savings.

Financial Gravity Wealth, Inc. formerly Pollock Advisory Group, Inc.    Financial Gravity Wealth is a registered investment advisor and provides asset management services. An RIA is an advisor or firm engaged in financial planning and wealth management business and is registered either with the Securities and Exchange Commission (SEC) or state securities authorities. An RIA has a fiduciary duty to its clients, which means that the RIA has a fundamental obligation to provide suitable investment advice and always act in the clients’ best interests.

Financial Gravity Business, LLC formerly Cloud9b2b, LLC    Financial Gravity Business provides business consulting services to Small Business Owners that identify way to leverage a business’ current assets (people, platforms and processes) and reduce exposure to risk, both short-term and long-term, while simplifying the business and increasing profitability. Financial Gravity Business is the only non-product centric business system for financial advisors that helps them serve the needs of the small business owner without needing to sell a financial services product such as a life insurance policy or a 401(k) plan. To broaden the skillset of CPAs, the Company has created the Certified Tax Master® designation and partner program for CPA’s and Enrolled Agents.

Financial Gravity Ventures, LLC formerly Cloud9Accelerator, LLC    Financial Gravity Ventures holds acquired companies and business assets until they are integrated into the main stream Financial Gravity business structure.

Sash Corporation dba Metro Data Processing    Metro Data Processing provides payroll services, software and support solutions to business owners.

Tax Master Network, LLC formerlyTax Coach Software, LLC    Tax Master Network® provides three primary services including monthly subscriptions to the “TaxCoach” software system, coaching and email marketing services. Tax Coach Software (TCS) was a key acquisition in fiscal year 2016. TCS supports over 550 CPA and Enrolled Agent professionals, training them to add crucial tax planning services to support clients. TCS developed the Certified Tax Master® for this group and rolled out new client systems in mid-2016.

GHS Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding:	38,306,311

Shares being offered:	6,000,000

Offering Price per share:	The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:	The Company will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

OTC Markets Symbol:	FGCO

Risk Factors:	See “Risk Factors” beginning on page 5 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Financial Summary

The tables and information below are derived from our consolidated financial statements for the nine months ended June 30, 2018 and 2017 and the audited consolidated financial statements for the 12 months ended September 30, 2017. Our total stockholders’ equity as of June 30, 2018 was $851,082. Our total stockholder’s equity as of September 30, 2017 was $1,660,408.  As of June 30, 2018, we had cash on hand of $160,510.

	June 30, 2018	September 30, 2017

Cash	$160,510	$444,420
Total Assets	$1,993,002	$2,376,968
Total Liabilities	$141,920	$716,550
Total Stockholder’s Equity (Deficit)	$851,082	$1,660,408

Statement of Operations

	June 30, 2018	June 30, 2017

Revenue	$3,332,997	$2,560,113
Total Expenses	$4,334,341	$3,238,229
Net Loss for the Period	$(1,051,141)	$(720,502)
Net Loss per Share	$(0.03)	(0.02)

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

RISKS RELATED TO OUR COMPANY

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Financial Gravity has a relatively limited operating history. Our limited operating history and the unpredictability of the wealth management industry make it difficult for investors to evaluate our business. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in rapidly evolving markets.

The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern.

Our auditors, Whitley Penn LLP, have indicated in their report on the Company’s financial statements for the fiscal year ended September 30, 2017 that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon the availability and terms of future funding, continued growth in product orders and shipments, improved operating margins and our ability to profitably meet our after-sale service commitments with existing customers.  If we are unable to achieve these goals, our business would be jeopardized, and the Company may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

We will need additional financing to implement our business plan.

The Company will need additional financing to fully implement its business plan in a manner that not only continues to expand an already established direct-to-consumer approach, but also allows the Company to establish a stronger brand name in all the areas in which it operates. In particular, the Company will need additional financing to:

•	Effectuate its business plan and further develop its product and service lines;
•	Expand its facilities, human resources, and infrastructure; and
•	Increase its marketing efforts and lead generation.

There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders, and incurring additional indebtedness could involve the imposition of covenants that restrict the Company’s operations.

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Our products and services are subject to changes in applicable laws and regulations.

The Company’s business is particularly subject to changing federal and state laws and regulations related to the provision of financial services to consumers. The Company’s continued success depends in part on its ability to anticipate and respond to these changes, and the Company may not be able to respond in a timely or commercially appropriate manner. If the Company fails to adjust its products and services in response to changing legal and/or regulatory requirements, the ability to deliver its products and services may be hindered, which in turn could have an adverse effect on the Company’s business, financial condition and results of operations.

We may continue to encounter substantial competition in our business.

The Company believes that existing and new competitors will continue to improve their products and services, as well as introduce new products and services with competitive price and performance characteristics. The Company expects that it must continue to innovate, and to invest in product development and productivity improvements, to compete effectively in the several markets in which the Company participates. The Company’s competitors could develop a more efficient product or service or undertake more aggressive and costly marketing campaigns than those implemented by the Company, which could adversely affect the Company’s marketing strategies and have an adverse effect on the Company's business, financial condition and results of operations.

Important factors affecting the Company's current ability to compete successfully include:

•	lead generation and marketing costs;
•	service delivery protocols;
•	branded name advertising; and
•	product and service pricing.

In periods of reduced demand for the Company's products and services, the Company can either choose to maintain market share by reducing product and service pricing to meet the competition, or maintain its product and service pricing, which would likely sacrifice market share. Sales and overall profitability may be reduced in either case. In addition, there can be no assurance that additional competitors will not enter the Company's existing markets, or that the Company will be able to continue to compete successfully against its competition.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We rely on key executive officers, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our executive officers. If one or more of the Company's senior executives or other key personnel are unable or unwilling to continue in their present positions, the Company may not be able to replace them easily or at all, and the Company’s business may be disrupted. Competition for senior management personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or attract and retain high-quality senior executives in the future. Such failure could have a material adverse effect on the Company's business, financial condition and results of operations.

We may never pay dividends to our common stockholders.

The Company currently intends to retain its future earnings to support operations and to finance expansion; accordingly, the Company does not anticipate paying any cash dividends in the foreseeable future.

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The declaration, payment and amount of any future dividends on common stock will be at the discretion of the Company's Board of Directors, and will depend upon, among other things, earnings, financial condition, capital requirements, level of indebtedness and other considerations the Board of Directors considers relevant. There is no assurance that future dividends will be paid on common stock or, if dividends are paid, the amount thereof.

Our common stock is quoted through the OTC Markets, which may have an unfavorable impact on our stock price and liquidity.

The Company’s common stock is quoted on the OTC Markets, which is a significantly more limited market than the New York Stock Exchange or NASDAQ. The trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative and volatile.

The trading volume of the Company’s common stock has been and may continue to be limited and sporadic. As a result, the quoted price for the Company’s common stock on the OTC Markets may not necessarily be a reliable indicator of its fair market value.

Additionally, the securities of small capitalization companies may trade less frequently and in more limited volume than those of more established companies. The market for small capitalization companies is generally volatile, with wide price fluctuations not necessarily related to the operating performance of such companies.

Our common stock is subject to price volatility unrelated to our operations.

The market price of the Company’s common stock could fluctuate substantially due to a variety of factors, including market perception of the Company’s ability to achieve its planned growth, operating results of the Company and of other companies in the same industry, trading volume in the Company’s common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company or its competitors.

Our common stock is classified as a “penny stock.”

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that the Company’s common stock will be considered to be a penny stock for the immediately foreseeable future.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the investor, make a reasonable determination that transactions in penny stocks are suitable for that person, and make a reasonable determination that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also provide disclosure to its customers, prior to executing trades, about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker-dealer and the registered representative, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Because of these regulations, broker-dealers may not wish to furnish the necessary paperwork and disclosures and/or may encounter difficulties in their attempt to buy or sell shares of the Company’s common stock, which may in turn affect the ability of Company stockholders to sell their shares.

Accordingly, the penny stock classification adversely affects any market liquidity for the Company’s common stock, and subjects the shares to certain risks associated with trading in penny stocks. These risks include difficulty for investors in purchasing or disposing of shares, difficulty in obtaining accurate bid and ask quotations, difficulty in establishing the market value of the shares, and a lack of securities analyst coverage.

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Because we may never earn revenues from our operations, our business may fail and investors may lose all of their investment in our company.

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition.  As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition.  If any such risks occur, our business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

We have limited revenues from operations.  We have yet to generate positive earnings and there can be no assurance we will ever operate profitably. Our company has a limited operating history and has yet to launch its first commercial product. The success of our company is significantly dependent on uncertain events, with respect to supply chain, system development, and operation of the system on the scale we currently envision. If our business plan is not successful and we are not able to operate profitably, our stock may become worthless and investors may lose all of their investment in our Company.  Should any of the following material risks occur, our business may experience catastrophic and unrecoverable losses, as said risks may harm our current business operations, as well as any future results of operations, resulting in the trading price of our common stock declining and a partial or complete loss of your investment. It is important to note these risks are not the only ones we face. Additional risks not presently known or that we currently consider to be immaterial may also impair our business operations and trading price of our common stock.

We may not achieve profitability or positive cash flow.

Our ability to achieve and maintain profitability and positive cash flow will be dependent upon such factors as our ability to deliver quality risk management and custom app development services. Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses that will exceed revenues for an unknown period of time. We cannot guarantee that we will be successful in generating sufficient revenues to support operations in the future.

We have limited operating capital and we may have to seek additional financing.

If we are unable to fund our operations and, therefore, not be able to sustain future operations or support the manufacturing of additional systems, we may be required to delay, reduce and/or cease our operations and/or seek bankruptcy protection.

We cannot assure anyone with any degree of certainty that any necessary additional financing will be available on terms favorable to us, now or at any point in the future. It may be a significant challenge to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available. Even if we raise sufficient capital through additional equity or debt financings, strategic alternatives or otherwise, there can be no assurance the revenue or capital infusion will be sufficient to enable us to develop our business to a level where it will be profitable or generate positive cash flow.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders; and if we incur additional debt, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. The terms of any debt securities issued could also impose significant restrictions on our operations.

If we and our suppliers cannot obtain financing under favorable terms, and our clients are not able to receive the requisite guarantees for payment to us, our business may be negatively impacted.

Markets for stock are highly volatile.

As a result of market volatility in the U.S. and in international stock markets since 2008, a high degree of uncertainty has been seen in the markets, which may result in an increase in the return required by investors, with respect to their expectations for the financing of our projects. Current and ongoing global conditions could lead to an extended recession in the U.S. and around the world. We currently have no revenue producing assets, which may have a materially adverse impact on our business and financial conditions and results, which places our investors at risk.

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Capital and credit markets continue to be unpredictable and the availability of funds from those markets is extremely uncertain.  Further, arising from concerns about the stability of financial markets generally and the solvency of borrowers specifically, the cost of accessing the credit markets has increased as many lenders have raised interest rates, enacted tighter lending standards or altogether ceased to provide funding to borrowers. Due to these capital and credit market conditions, we cannot be certain that funding will be available to us in amounts or on terms that we believe are acceptable.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on OTC Markets. Market conditions may result in volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance.

The overall weakness in the economy has recently contributed to the extreme volatility of the markets which may have an effect on the market price of our common stock. Our stock price has been and could remain volatile, which could further adversely affect the market price of our stock, our ability to raise additional capital and/or cause us to be subject to securities class action litigation.

We may also be subject to additional securities class action litigation as a result of volatility in the price of our common stock, which could result in substantial costs and a significant diversion of management’s time and attention and intellectual and capital resources and could harm our stock price, business, prospects, and results of operations.

Sales of a significant number of shares of our common stock could depress the market price of our common stock, which could happen in the public market at any time. These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Should industry analysts choose not to publish or any time discontinue reporting on us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.  Also, the trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline.

We may become subject to litigation.

There is the potential that we could be party to disputes for which an adverse outcome could result in us incurring significant expenses, being liable for damages, and subject to indemnification claims. In connection with any disputes or litigation in which we are involved, we may be forced to incur costs and expenses in connection with defending ourselves or in connection with the payment of any settlement or judgment or compliance with any injunctions in connection, therewith, if there is an unfavorable outcome. The expense of defending litigation may be significant, as is the amount of time to resolve lawsuits unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations, financial condition, and cash flows. Additionally, an unfavorable outcome in any such litigation could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Product liability or defects could also negatively impact our results of operations. The risk of product liability claims and associated adverse publicity is possible in the development, manufacturing, marketing, and sale of our product offerings. Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects.

Also, a highly-publicized problem, whether actual or perceived, could adversely affect the market’s perception of our product, resulting in a decline in demand for our product and could divert the attention of our management, having a materially adverse effect our business, financial condition, results of operations and prospects.

Our success depends on attracting and retaining key personnel.

Our future plans could be harmed if we are unable to attract or retain key personnel, and our future success will depend, in part, on our ability to attract and retain qualified management and technical personnel. Equally, our success depends on the ability of our management and employees to interpret market data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments.  Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated, however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

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We do not know whether we will be successful in hiring or retaining qualified personnel, and our inability to hire qualified personnel on a timely basis, or the departure of key employees, could materially and adversely affect our development and profitable commercialization plans, our business prospects, results of operations, and financial condition.

Should we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results. Our compliance with the annual internal control report requirement for each fiscal year will depend on the effectiveness of our financial reporting and data systems and controls. Inferior internal controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital. In addition, our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

Protecting our intellectual property is necessary to protect our brand.

We may not be able to protect important intellectual property and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others.  Our ability to compete effectively will depend, in part, on our ability to protect our proprietary system-level technologies, systems designs, and manufacturing processes.

We will rely on patents, trademarks, and other policies and procedures related to confidentiality to protect our intellectual property. However, some of our intellectual property is not covered by any patent or patent application. We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so. Moreover, patent applications and enforcement, thereof, filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce. We could incur substantial costs in prosecuting or defending trademark infringement suits.

Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours.  In the event we are found to be infringing third party patents, we could be required to pay substantial royalties and/or damages, and we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all.

Failure to obtain needed licenses could delay or prevent the development, manufacture, or sale of our products, and could necessitate the expenditure of significant resources to develop or acquire non-infringing intellectual property.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results. As a result, we may need to pursue legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names, and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine the priority of rights to the trademark.

Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach.  Also, our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

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As part of our business strategy, we intend to consider acquisitions of companies, technologies and products that we believe could improve our ability to compete in our core markets or allow us to enter new markets.  Acquisitions, involve numerous risks, any of which could harm our business, including, difficulty in integrating the technologies, products, operations and existing contracts of a target company and realizing the anticipated benefits of the combined businesses; difficulty in supporting and transitioning customers, if any, of the target company; inability to achieve anticipated synergies or increase the revenue and profit of the acquired business; potential disruption of our ongoing business and distraction of management; the price we pay or other resources that we devote may exceed the value we realize; or the value we could have realized if we had allocated the purchase price or other resources to another opportunity and inability to generate sufficient revenue to offset acquisition costs.

If we finance acquisitions by issuing equity securities, our existing stockholders may be diluted; and as a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate.

Effectiveness of Disclosure Controls and Procedures; Effectiveness of Internal Control Over Financial Reporting

We have disclosed in the most recent annual report on Form 10-K, that our internal control over financial reporting (ICFR) was not effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We have identified two areas which contain material weaknesses. First; the size of the Company and limitations inherent in companies with limited accounting staff prevent the desired multiple checks and balances prior to processing daily operations. We need more compensating controls. Though adequate processes are in place and functioning, we believe adding additional subsequent reviews of recorded transactions would be appropriate for internal control and we plan to add such review procedures as our internal workforce grows. Secondly; the same inherent current limitation on Company staffing requires specialized outside accounting assistance to implement additional procedures that are effective, and another review to the process, to ensure that all material information required to be filed in the annual report on Form 10-K has been made known to them. The Company has been using external consultants for such specialized outside accounting services to assist in drafting our financial statements included in Forms 10-K and 10-Q, and the Company plans to have such services performed internally in the future. The material weaknesses identified will be addressed with the implementation of revised internal control procedures to be developed and approved by the Board of Directors.

Additionally, we have disclosed in the most recent periodic report on Form 10-Q, that our disclosure controls and procedures were not effective to provide reasonable assurance that information required to be disclosed in our periodic filings is accumulated and communicated to management, including the officers, to allow timely decisions regarding required disclosures. The Company has implemented the following processes to improve DCP and ICFR and address any material weaknesses:

o	The Company has implemented a robust check disbursement policy that includes the following key control points: first, the controller who handles check disbursements is not an authorized signer on any bank account and cannot sign checks; second, any disbursement amount less than $5,000.00 requires written approval from one (1) member of the leadership team; third, any disbursement amount of more than $5,000.00 and equal to or less than $24,999.99 requires written approval of two (2) members of the leadership team; fourth, any disbursement amount of $25,000.00 or more requires approval by the Board of Directors; and fifth, all disbursements are reviewed and approved by the Chief Operating Officer. As an additional control, all disbursement checks are signed by the CEO when available, and if the CEO is unable to sign, disbursement checks are signed by a member of the leadership team. All disbursements are controlled through a formal check disbursement process that includes an official check disbursement request form. This form is reviewed and signed by the appropriate parties as referenced above. The leadership team currently comprises the following members: the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Tax Strategist, the Chief Sales Officer, and the Director of Operations.

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RISKS ASSOCIATED WITH OUR COMMON STOCK

If we issue additional shares in the future our existing shareholders will experience dilution.

Our certificate of incorporation authorizes the issuance of up to 300,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading on the OTC Markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on OTC Markets. Trading in stock quoted on OTC Markets is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above for a discussion of penny stock rules), FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock. GHS is not permitted to engage in short sales involving our common stock, or to engage in other activities that could manipulate the market for our common stock, during the period commencing May 23, 2017 and continuing through the termination of the Financing Agreement.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

The number of shares we issue pursuant to the GHS Financing Agreement could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the fewer shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is impacted by the number of shares of common stock put to GHS, and the stock price which GHS is bound to pay for such shares, which is discounted to reflect a purchase price of 80% of the average of the lowest two (2) trading prices during the pricing period.

GHS Investments LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at a twenty percent (20%) discount. Stated more precisely, GHS will pay eighty percent (80%) of the average of the lowest two (2) trading prices during the ten consecutive trading days immediately preceding each notice to GHS of an election to exercise our "put" right.

GHS has a financial incentive to sell our shares immediately upon receiving them, to realize the profit between the discounted price and the then-current market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares to maximize its proceeds of sale. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

On October 16, 2018, the average of the lowest two (2) trading prices price of the Company’s common stock during the ten consecutive trading day period immediately preceding the filing of this Registration Statement was $0.0775. At that price, we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.062 At that discounted price, the 6,000,000 shares registered for issuance to GHS under the Financing Agreement would, if sold b.y us to GHS, result in aggregate proceeds to the Company of $372,000. There is no assurance the price of our common stock will remain the same as the current market price or increase.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company and our common shares are quoted on OTC Markets (OTC Pink) under the symbol “FGCO”. However, there is not currently an active trading market for our common stock; and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price, and therefore, your investment may be partially or completely lost.

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Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;
•	the number of securities analysts, market-makers and brokers following our common stock;
•	new products or services introduced or announced by us or our competitors;
•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock; and
•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC Pink tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

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USE OF PROCEEDS

The Company will use the proceeds from the sale of the shares of common stock sold to GHS, for general corporate and working capital purposes, acquisitions of assets, businesses or operations, or for other purposes that the Board of Directors, in good faith, deems to be in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of the selling shareholder pursuant to the GHS Financing Agreement.

SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 6,000,000 shares of our common stock, which consists of shares of common stock to be initially purchased by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent 15.66% of our issued and outstanding shares of common stock as of October 16, 2018.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholder may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of October 16, 2018, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 38,306,311 shares of our common stock outstanding as of October 16, 2018.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholder before the	Shares of Common Stock Being	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (1)	Offered	# of Shares(2)	% of Class (2)
GHS Investments LLC (3)	0	6,000,000 (4)	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	Because the selling stockholder may offer and sell all or only some portion of the 6,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering.

(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.

(4)	Consists of up to 6,000,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

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THE OFFERING

On May 23, 2017, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not required to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $11,000,000 worth of our common stock, in increments, over the period ending twenty-four (36) months after the date this Registration Statement is deemed effective (the “Open Period”). $11,000,000 was stated to be the total amount of available funding in the Financing Agreement, because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same we will not be able to place puts for the full commitment under the Financing Agreement. Based on the average of the lowest two (2) trading prices of our common stock during the ten (10) consecutive trading day period preceding October 16, 2018 of $0.0775, the registration statement covers the offer and possible sale of $465,000 worth of our shares. Upon execution of the Financing Agreement we paid GHS $30,000 in cash as a commitment fee.

During the Open Period, the Company may, in its sole discretion, deliver a Put Notice to GHS which shall state the dollar amount the Company intends to sell to GHS on a designated closing date. The purchase price of the common stock will be set at eighty percent (80%) of the average of the lowest two (2) trading prices of the common stock during the ten consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 9.99% and a minimum of ten (10) trading days between put notices.

In order for the Company to be eligible to deliver put notices to GHS, the following conditions must be met: (i) a registration statement shall be declared effective and remain effective; (ii) at all times during the period beginning on the related put notice date and ending on and including the related closing date of the put, the Company’s common stock shall have been listed or quoted for trading on OTC Markets or its equivalent and shall not have been suspended from trading thereon for a period of two (2) consecutive trading days during the open period; (iii) the Company has not defaulted or be in breach of the Financing Agreement; (iv) no injunction shall be issued or remain in force in connection with the purchase of the Company’s shares; (v) officers shall not participate in any trading of the common stock during the ten (10) trading days following each closing date; and (vi) the issuance of the shares will not violate any shareholder approval requirements of OTC Markets. If any of the events described above occurs during a pricing period, then GHS shall have not obligation to purchase the shares delivered in the Put Notice. Further the terms of the Financing Agreement required that a registration statement be effective no more than 180 days following the date the initial registration statement was filed. The Company was unable to meet this deadline, however GHS has waived this deadline and will allow the Company to continue working through comments on this registration statement until its effectiveness is granted.

GHS is not permitted to engage in short sales involving our common stock, or to engage in other activities that could manipulate the market for our common stock, during the period commencing May 23, 2017 and continuing through the termination of the Financing Agreement. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed short sales.

In order for the Company’s exercise of a put to be effective, we must deliver the documents, instruments and writings required under the Financing Agreement. GHS is not required to purchase the put shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;
•	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and
•	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit reflected in the Financing Agreement, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. The Company determines when and whether to issue a put to GHS, so the Company will know precisely both the stock price used as the reference point, and the number of shares issuable to GHS upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of Company common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or
•	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Company’s common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We will receive proceeds from the sale of our common stock to GHS under the Financing Agreement. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS (i) has sold all of the common shares purchased by it under the Financing Agreement and (ii) has no further right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of three hundred million (300,000,000) shares of common stock, $0.001 par value per share. As of October 16, 2018 we had 38,306,311 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide for preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Securities Authorized For Issuance Under Equity Compensation Plans

The Company recognizes the fair value of stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period, using the Black-Scholes option pricing model, which is based on risk-free rates of 0.85% to 2.55% in 2018 and 0.97% in 2017, dividend yield of 0%, expected life of 2 years and volatility of 43% to 137%.

Preferred Stock

The Company does not have a preferred stock authorization in its articles of incorporation.

Financial Gravity Holdings, a subsidiary of the Company, has authorized the issuance of up to 10,000,000 shares of preferred stock, by action of the Board of Directors. The preferred stock authorization has not been formalized via the filing of an amendment to the certificate of formation of Financial Gravity Holdings. The rights and obligations of the preferred stock are as determined by the Board of Directors at the time of issuance.

For each of the Company and Financial Gravity Holdings, its subsidiary, no preferred shares are issued or outstanding as of June 30, 2018 and September 30, 2017, respectively.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

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Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders may find it difficult to sell their securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The audited financial statements for the Company for the years ended September 30, 2017 and 2016 included in this prospectus have been audited by Whitley Penn LLP, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Brunson Chandler, & Jones, PLLC.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

The Company was incorporated in Nevada on December 5, 2005 as Kat Racing, Inc. On January 4, 2013, the Articles of Incorporation were amended to change the name of the Company to Prairie West Oil & Gas, Ltd. On July 26, 2013, the Articles of Incorporation were amended to change the name of the Company to Pacific Oil Company. On October 31, 2016, following a reverse merger transaction (the “Merger”), the Articles of Incorporation were amended to change the name of the Company to Financial Gravity Companies, Inc.

The accounting acquirer (legal acquiree) in the Merger, Financial Gravity Holdings, Inc. (“Financial Gravity Holdings”), was incorporated in Texas on September 29, 2014. On the effective date of the Merger, the business of Financial Gravity Holdings became the only business of Pacific Oil Company (currently named Financial Gravity Companies, Inc.).

Also pursuant to the Merger, each of the shares of Financial Gravity Holdings common stock issued and outstanding prior to the Merger was automatically converted into and exchangeable for an equivalent number of fully paid and non-assessable shares of Company common stock.

The accounting acquirer (legal acquiree) in the reverse merger transaction, Financial Gravity Holdings, is now a subsidiary of the Company. Business Legacy, Inc., founded in 2002, and Pollock Advisory Group, founded in 2007, were added on September 29, 2014, as subsidiaries. During fiscal year 2015, the Company acquired as additional subsidiaries, Cloud9b2b, LLC and SASH Corporation (dba Metro Data Processing). During fiscal year 2016, the Company acquired an additional subsidiary, Tax Coach Software, LLC. The Company and its subsidiaries deliver a wide range of accounting, tax planning and management services to high net worth individuals and businesses nationwide.

Organic growth has come in four key areas.

•	Partner Program
•	Tax Services, including Tax Blueprints® and ongoing Tax Operating System® services
•	Wealth Management Services
•	Other Products and Services (Insurance and other miscellaneous products and services).

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All future growth is expected to come from these four key areas, as well as through organic growth, acquisitions, and strategic alliances.

Products and Services

The following outline briefly describes Financial Gravity’s various subsidiaries and the products and services they offer:

Financial Gravity Operations, Inc.   Financial Gravity Operations manages operational expenses for the shared services of the subsidiaries. This entity integrates the delivery of Financial Gravity Tax, Business, and Wealth Solutions to Financial Gravity’s growing customer base around the country. This integration is what sets Financial Gravity apart from its peers.

Financial Gravity Tax, Inc. formerly Business Legacy, Inc.   Financial Gravity Tax is a bookkeeping, tax planning and payroll service provider for small companies and individuals. Financial Gravity has developed a precise procedure that has proven to be very successful in delivering lower taxes, higher profit, and greater wealth for small business owners. The process begins with an extensive and comprehensive review of the client’s needs. This assessment sets the requirements for the program that is subsequently developed. The second step is to use the client’s custom Tax Blueprint® to build that business entity and documentation that captures the identified savings.

Financial Gravity Wealth, Inc. formerly Pollock Advisory Group, Inc.   Financial Gravity Wealth is a registered investment advisor and provides asset management services. An RIA is an advisor or firm engaged in financial planning and wealth management business and is registered either with the Securities and Exchange Commission (SEC) or state securities authorities. An RIA has a fiduciary duty to its clients, which means that the RIA has a fundamental obligation to provide suitable investment advice and always act in the clients’ best interests.

Financial Gravity Business, LLC formerly Cloud9b2b, LLC.   Financial Gravity Business provides business consulting services to Small Business Owners that identify way to leverage a business’ current assets (people, platforms and processes) and reduce exposure to risk, both short-term and long-term, while simplifying the business and increasing profitability. Financial Gravity Business is the only non-product centric business system for financial advisors that helps them serve the needs of the small business owner without needing to sell a financial services product such as a life insurance policy or a 401(k) plan. To broaden the skillset of CPAs, the Company has created the Certified Tax Master® designation and partner program for CPA’s and Enrolled Agents.

Financial Gravity Ventures, LLC formerly Cloud9Accelerator, LLC.   Financial Gravity Ventures holds acquired companies and business assets until they are integrated into the main stream Financial Gravity business structure.

Sash Corporation dba Metro Data Processing.   Metro Data Processing provides payroll services, software and support solutions to business owners. Sash Corporation Dba Metro Data Processing was Financial Gravity’s first acquisition and this company is based in Tulsa, OK.

Tax Master Network, LLC formerly Tax Coach Software, LLC.   Tax Master Network® provides three primary services including monthly subscriptions to the “TaxCoach” software system, coaching and email marketing services. Tax Coach Software (TCS) was a key acquisition in fiscal year 2016. TCS supports over 550 CPA and Enrolled Agent professionals, training them to add crucial tax planning services to support clients. TCS developed the Certified Tax Master® for this group and rolled out new client systems in mid-2016.

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Following is a corporate organizational chart, showing the relationship between Financial Gravity (parent company) and its several subsidiaries:

Competition

The market is comprised of a very large selection of varied suppliers that provide financial advisory, accounting, and tax needs. These include accounting firms, certified public accountants (“CPA's”), bookkeeping businesses, estate planners, lawyers, wealth management consultants, estate offices, private offices, banks, and large financial institutions. However, many of these firms are either too big to provide the customized services that small business owners are seeking, are too expensive, or simply do not have the customized services that Financial Gravity offers to meet the needs of small business owners and high net worth individuals.

Financial Gravity has a unique product and service delivery model that has been proven to work over the past years. Financial Gravity believes that its superior products, services and overall customer service will enable it to achieve its target sales and revenue.

In addition, Financial Gravity considers a number of its small to medium-sized business competitors to potentially be attractive acquisition targets.

Intellectual Property

Financial Gravity maintains copyrights or trademarks on all of its printed marketing materials, the financialgravity.com website and other web pages, and proprietary software. Financial Gravity’s goal is to preserve its trade secrets, and operate without infringing on the proprietary rights of other parties.

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To help protect its proprietary know-how, which is not patentable, Financial Gravity currently relies and will in the future rely on trade secret protection and confidentiality agreements to protect its interests. To this end, Financial Gravity requires all of its employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to Financial Gravity of the ideas, developments, discoveries and inventions important to its business.

Employees

As of September 14, 2018 Financial Gravity has approximately 15 full-time employees. None of the Company’s employees are covered by a collective bargaining agreement. Financial Gravity believes that it maintains good relations with its employees.

Legal Proceedings

From time to time, we are a party to or otherwise involved in legal proceedings, claims and other legal matters, arising in the ordinary course of our business or otherwise. A subsidiary of the Company is currently involved in one legal proceeding, the outcome of which will not be material to our ability to operate or market our services, our consolidated financial position, results of operations or cash flows.

Government Regulation

The services provided by Financial Gravity, through its subsidiaries, are extensively regulated by federal and state authorities in the United States. Financial Gravity believes it is in compliance with federal and state qualification and registration requirements in order that it may continue to provide services to its clients consistent with applicable laws and regulations.

Other Information

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Our independent registered public accounting firm has issued an audit opinion for our Company that includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

DESCRIPTION OF PROPERTY

The Company’s corporate offices are located at 800 N Watters Road, Suite 120, Allen, Texas 75013, where Financial Gravity has 4,015 square feet of office space under lease. Pursuant to an office lease dated December 3, 2013, Financial Gravity is required to make monthly lease payments of $7,689 per month (including operating expenses). The lease expires on October 31, 2018.

Metro Data Processing’s offices are located at 1545 S. Harvard Avenue, Tulsa, Oklahoma 74112, where the company occupies 1,590 square feet of office space under lease. Pursuant to an office lease dated September 10, 2015, Metro Data Processing is required to make monthly lease payments of $1,126 per month (including operating expenses). The lease automatically renews every 12 months.

Tax Coach Software’s offices are located at 2619 Erie Ave., Suite 2D, Cincinnati, Ohio 75208. The company makes monthly lease payments of $1,250 per month (including operating expenses) pursuant to a month to month lease agreement with a 30 day notice to terminate.

LEGAL PROCEEDINGS

From time to time, we are a party to or otherwise involved in legal proceedings, claims and other legal matters, arising in the ordinary course of our business or otherwise. A subsidiary of the Company is currently involved in one legal proceeding, the outcome of which will not be material to our ability to operate or market our services, our consolidated financial position, results of operations or cash flows.

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MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Markets under the symbol “FGCO”. Because we are quoted on the OTC Markets, our securities may be less liquid, receive less coverage by security analysts and news media and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low closing prices for our common stock per quarter as reported by the OTC Markets based on our fiscal year end September 30, 2017 and 2016.  These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Fiscal Year 2018	High	Low
First Quarter (Oct. 1, 2017 – Dec. 31, 2017)	$1.48	$0.04
Second Quarter (Jan. 1, 2018 – Mar. 31, 2018)	$0.50	$0.07
Third Quarter (Apr. 1, 2018 – June 30, 2018)	$0.33	$0.05

Fiscal Year 2017	High	Low
First Quarter (Oct. 1, 2016 – Dec. 31, 2016)	$ 3.34	$ 0.01
Second Quarter (Jan. 1, 2017 – Mar. 31, 2017)	$ 2.50	$ 0.85
Third Quarter (Apr. 1, 2017 – June 30, 2017)	$ 1.06	$ 0.08
Fourth Quarter (July 1, 2017 – Sep. 30, 2017)	$ 1.05	$ 0.60

Fiscal Year 2016	High	Low
First Quarter (Oct. 1, 2015 – Dec. 31, 2015)	$ 1.00	$ 0.02
Second Quarter (Jan. 1, 2016 – Mar. 31, 2016)	$ 1.00	$ 0.01
Third Quarter (Apr. 1, 2016 – June 30, 2016)	$ 1.00	$ 0.01
Fourth Quarter (July 1, 2016 – Sep. 30, 2016)	$ 0.01	$ 0.01

Holders of Record

The approximate number of stockholders of record of the Company’s Common Stock on September 14, 2018 was 83.

Dividends

The Company has never paid any cash dividends on its common stock, and it is anticipated that none will be paid in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help you understand our historical results of operations during the periods presented and our financial condition. This MD&A should be read in conjunction with our financial statements and the accompanying notes and contains forward-looking statements that involve risks and uncertainties and assumptions that could cause our actual results to differ materially from management’s expectations. See the sections entitled “Risk Factors” below.

Plan of Operations

Financial Gravity Companies, Inc. (“Financial Gravity”, “We” or the “Company”), based in Allen, Texas, was formed specifically to be the parent company of several subsidiaries that provide integrated tax, business, and financial solutions. Financial Gravity’s clients include small businesses, small business owners and high net worth individuals. The Company’s services are focused on helping clients make more money and build wealth, most often with tax savings, lowering costs and improving efficiency. In addition to expanding through client procurement and organic growth, Financial Gravity intends to make several acquisitions. The primary acquisition targets currently include accounting, bookkeeping, and financial advisory firms. In fiscal year 2015 the Company acquired two firms: Cloud9 Holdings Company (and its subsidiary Cloud9b2b) which was renamed Financial Gravity Business and Sash Corporation, doing business as Metro Data Processing (a Tulsa, OK payroll processor). In fiscal year 2016 the Company acquired Tax Master Network (formally known as Tax Coach Software) LLC. The Company is actively identifying additional potential acquisition candidates to fuel more rapid growth.

Financial Gravity’s Subsidiaries:

Financial Gravity Holdings, Inc.

This entity was created to engage in the acquisition and integration of financial and other businesses which will deliver a wide range of accounting, tax planning and management services to high net worth individuals and businesses in the Dallas/Fort Worth region, with further expansion into other markets in accordance with its long-term growth rate and strategic business plan.

Financial Gravity Operations, Inc.

This entity was created to raise capital to take the company public and will be eliminated now that the public transaction is complete. This entity integrates the delivery of Financial Gravity Tax, Business, and Wealth Solutions to its growing customer base around the country. This integration, impossible to do for the small business marketplace until now, is what sets Financial Gravity apart from its peers. This integration is handled by Financial Gravity Companies, Inc.

Financial Gravity Tax, Inc.

Financial Gravity has developed a precise procedure that has proven to be very successful in delivering lower taxes, higher profit, and greater wealth for small business owners.

The process begins with an extensive and comprehensive review of the client’s needs. This assessment sets the requirements for the program that is subsequently developed. Next, Financial Gravity designs a unique "Tax Blueprint®" which identifies several strategies for lowering the client's taxes.

The second step is to use the client’s custom Tax Blueprint® to build that business entity and documentation that captures the identified savings. This is called the Tax Operating System® (TOS). This process is repeated as required and tuned for optimal efficiency thus ensuring that the client receives the best service and optimal solutions in the phases of the business cycle during the year. Clients continue to pay a monthly or weekly subscription fee as part of their TOS service for ongoing tax planning, tax return preparation, payroll and bookkeeping services.

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This business unit promises clients they’ll pay the lowest legal, moral and ethical taxes possible. Tax savings is the “tip of the spear” in all its offerings. No company has ever successfully married tax, wealth and business solutions together for Small Business Owners (SBOs) and high net worth individuals. Powered by its no-risk “2x Promise” (the Company guarantees to find double its initial fee in tax savings), clients are quick to sign up for proactive tax planning. Lowering their personal taxes then fuels insurance, wealth and business services sales. These multi-tiered sales provide 4-8 times multiple to a typical accounting or bookkeeping practice.

SBO’s look for two things from a typical CPA and bookkeeping firm, (1). Lower personal income taxes; and (2). Numbers that help them run/grow their business better. There is no national firm that provides these two services at any level. Its tax planning sets us apart from typical accounting and tax preparation firms. The Company looks forward to setting up a client’s business to be tax efficient. The typical service model employed by CPA firms is oriented more toward compliance, which is the recording of historical data. These providers work on historical records instead of looking forward to proactively plan. SBOs are growing more and more frustrated with accountants who “put numbers in boxes” when what’s truly needed is a partner to help advise them in how to be more efficient in their business. Many SBOs can’t read a P/L or Balance Sheet and even when they can, the data is often too old to act on. As technology speeds up the pace of business real time data is becoming more important. Most CPAs don’t even calculate tax savings for their clients, as asking CPA’s to produce unique data to each client is outside the factory mentality of the profession. The average tax savings is over $20,000 per year per business owner. Financial Gravity Tax is pursuing several M&A and/or partnership opportunities to deliver on the product Bookkeeping with Purpose®, that will help deliver the promised tax savings and producer actionable real time data.

Financial Gravity Wealth, Inc.

After saving thousands in taxes, clients are happy to trust us with the management of their wealth, especially when treated to a different wealth management experience. Financial Gravity Wealth is a Registered Investment Advisory (RIA) firm. An RIA is an advisor or firm engaged in financial planning and wealth management business and is registered either with the Securities and Exchange Commission (SEC) or state securities authorities. An RIA has a fiduciary duty to his or her clients, which means that he or she has a fundamental obligation to provide suitable investment advice and always act in the clients' best interests.

The Department of Labor’s Fiduciary Rule is a new ruling, was phased in April 10, 2017 – Jan. 1, 2018, that will automatically elevate all financial professionals who work with retirement plans or provide retirement planning advice to the level of a fiduciary, bound legally and ethically to meet the standards of that status. While the impact of this rule is uncertain, the Company is positioned to do what it has always done, control advisor fees and reduce one of the biggest “fees” in a mutual fund and ETF portfolio, which is “tax friction”. These taxes erode about 1% per year in performance.

Only 5% of all financial planners are RIAs. The advantage of the RIA model is lower cost to the client. Also, since RIAs are not compensated by commissions on financial products, their advice is considered less biased and more accurate. Coupled with tax savings, its status as a RIA makes the Company very attractive to the most profitable clients.

Financial Gravity Business, LLC.

The complexity of Advanced Tax Planning next fuels Financial Gravity Business services. The first product that was developed with a partner is Advisor Architect. This product is designed to help financial advisors and accountants run their businesses better. The Company intends to test the service offering / coaching program with the first two markets where it has the most experience and then roll out the service offering to other industries at a later date. Clients spend some of their tax savings from Financial Gravity Tax planning for these services, rendering them “cost neutral”.

The Company has also developed its Partner Programs that teach financial advisors how to serve an underserved community, the Small Business Owner. Financial Gravity Business is the only non-product centric business system for financial advisors that helps them serve the needs of the small business owner without needing to sell a financial services product like a life insurance policy or a 401(k) plan.

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To broaden the skillset of CPAs, the Company has created the Certified Tax Master® designation and partner program for CPA’s and Enrolled Agents (“EA’s”). To its knowledge, there is no program offering like this of its kind available elsewhere. This program was created in Financial Gravity Business but will be sold and build revenue in the Tax Master Network (formally known as Tax Coach Software) platform.

Financial Gravity Ventures, LLC.

This entity in the Company’s corporate family employs its M&A strategy to acquire talent and build wealth for Financial Gravity Companies, Inc. and acquired companies. As mentioned earlier, Financial Gravity is pursuing several acquisition opportunities.

Tax Master Network, LLC (formally known as Tax Coach Software, LLC.)

Tax Master Network (formally known as Tax Coach Software) (TMN) was a key acquisition in fiscal year 2016. TMN supports over 550 CPA and Enrolled Agent professionals, training them to add crucial tax planning services to support clients. Not only did this acquisition bring high-end tax planning to Financial Gravity, but the TMN customer base adds significant business development opportunities for Financial Gravity Wealth. The Company developed the Certified Tax Master® for this group and rolled out new client systems in mid-2016.

Sash Corporation (dba Metro Data Processing)

Sash Corporation Dba Metro Data Processing, based in Tulsa, OK was the Company’s first acquisition and Metro Data Processing is based in Tulsa, OK. The Company has been a fixture in payroll processing in the Tulsa area for years and should prove to be a compelling storefront to begin selling additional tax services.

The Company goes to market primarily via Financial Advisors and accountants. Its Partner Program is proven to provide financial professionals with recognized trademarked service offerings, business support, and marketing materials. These Intellectual Property/service marks include Financial Gravity®, Tax Blueprint®, Tax Operating System®, Bookkeeping with Purpose®, Diversity Trinity®, Investor Peace University®, Factor Based Investing™, Fractional Family Office®, TaxCoach™, and Certified Business Strategist™ offerings, allowing financial professionals in its Partner Program to add additional value to their clients and their business.

Over the past few years the Company has undertaken significant effort, and invested considerable capital, in order to attract and maintain a qualified and capable staff, develop proprietary solutions, and implement systems, procedures, and infrastructure to execute the business plan on a large scale. Given the short time frame this current market opportunity has existed and due to the complexity of the model, the Company has a significant competitive advantage over others who may try to execute the same business plan.

Significant effort and investment capital has been incurred by the Company over the past few years in order to attract and maintain a qualified and capable staff, develop proprietary solutions, and implement systems, procedures, and infrastructure to execute the business plan on a large scale. Given the short time frame this current market opportunity has existed and due to the complexity of the model, the Company has a significant competitive advantage over others who may try to execute the same business plan.

Results of Operations for the three and nine months ended June 30, 2018 compared to the three and nine months ended June 30, 2017

Revenues

For the three months ended June 30, 2018, revenue increased $269,550 to $1,088,969 from $819,419 for the three months ended June 30, 2017. For the nine months ended June 30, 2018, revenue increased $772,884 to $3,332,997 from $2,560,113 for the nine months ended June 30, 2017. The increase in revenue is due in part to the onboarding of new clients. The increase in revenue is also due in part to a restructuring of the services that are offered. More specifically: For Tax Master Network® (formerly Tax Coach Software), the membership fee for clients was increased to $499 from the historical rate of $99. Giving effect to this increase, at a retention rate of 30% of the clients, Tax Master Network® would break even - yet Tax Master Network® is tracking at a 50% retention rate for its clients, increasing revenue. Next, each of Financial Gravity Wealth and Financial Gravity Tax has added new insurance products to its offerings, and expanded each company’s sales teams to market the broader range of offerings. Next, the Tax Operating System® has been rewritten and we are charging more for this service, with the average price increasing from $200 to $350 and thereby increasing revenue. Additionally, a restructuring of the wealth management services offered by Financial Gravity Wealth has resulted in a growth in revenues for this business line by 70%.

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Certain of our subsidiaries are of greater importance to our company, in terms of the revenues generated or the development of further business, or both. More specifically: Financial Gravity Wealth is of significant importance to the company’s operations since it has high revenue, and that revenue is recurring and consistent. Tax Master Network® is also of significant importance to the company’s operations in view of the fact that this subsidiary has a high profit margin and gives us access to over 500 CPAs. As a point of information, we built the Tax Master Network® business from software designed by CPAs. The business of Tax Master Network® is a true foundation of the company’s business and that business serves as a lead to the wealth management and other services offered by the company. When first acquired, Tax Coach used a single web tool. The current iteration of this subsidiary, Tax Master Network®, now has a dozen distinct income streams – each attributable to a distinct product/service – and that is expected to grow to approximately 25 distinct income streams by 2018 calendar year end.

The Tax Coach (Tax Master Network®) business model was as much as half of our total revenue in years past. To drive continued revenue growth for Tax Master Network®, we have laid a foundation by test marketing ideas, writing some new business processes, and building some new technology. Additionally, and in view of this subsidiary’s importance to the company, all of our advertising is geared toward attracting new Tax Master Network® members.

It is common for the use of one of our products/services to lead to a client’s use of other products/services offered, and indeed, that is at the core of our business. One key example is this: sales of the Tax Blueprint® product (one time revenue) drive sales of our Tax Operating System® (monthly recurring revenue). And sales of our Tax Operating System® in turn drive sales of our wealth management services (monthly recurring revenue) and our risk management services (both monthly recurring revenue and one time commissions).

Operating Expenses

Cost of services activity increased $1,651 to $13,570 for the three months ended June 30, 2018 from $11,919 for the three months ended June 30, 2017. The increase is primarily related to more clients signing up, and cost of services activity increased $12,357 to $65,237 for the nine months ended June 30, 2018 from $52,883 for the nine months ended June 30, 2017. The increase is primarily related to more clients signing up. We have also trimmed some unnecessary expenses, to lower the cost of services. More specifically: We have eliminated three positions in marketing by expanding our technology use. Also, we have also reduced card processing fees by $4,000 per month, and eliminated some ongoing expenses for services we were not using (software and other tech). Additionally, we have successfully eliminated overlapping vendors, such as subscription services related to recruiting and hiring new employees. Further, we have eliminated the use of expensive, short-term temporary staffing contracts, by hiring full time employees and thereby reducing our cost of labor. With these specific changes, we have cut $100,000 per month in expenses in the last 6 months.

Professional services expenses decreased $178,577 to $145,719 for the three months ended June 30, 2018 from $324,296 for the three months ended June 30, 2017. Professional services expenses decreased $328,241 to $625,706 for the nine months ended June 30, 2018 from $953,947 for the nine months ended June 30, 2017. This decrease is primarily due to changes of outside representation.

Depreciation and amortization expenses include depreciation on fixed assets and amortization of definite lived intangibles. Depreciation and amortization expenses increased $3,856 to $28,803 for the three months ended June 30, 2018 from $24,947 for the three months ended June 30, 2017. Depreciation and amortization expenses increased $7,850 to $82,241 for the nine months ended June 30, 2018 from $74,391 for the nine months ended June 30, 2017. The increase is primarily due to assets purchased during the fiscal year 2018.

General and administrative expenses increased $467,508 to $575,177 for the three months ended June 30, 2018 from $107,669 for the three months ended June 30, 2017. General and administrative expenses increased $1,324,464 to $1,708,941 from $384,477 for the nine months ended June 30, 2018 and 2017. The increase is primarily due to an increase in costs associated with independent agent’s commissions and consulting cost.

Management fees – expenses increased $6,250 to $56,250 for the three months ended June 30, 2018 from $50,000 for the three months ended June 30, 2017 and decreased $5,750 to $147,250 for the nine months ended June 30, 2018 from $153,000 for the nine months ended June 30, 2017. This decrease is due to changes in the contract with Fourly, LLC.

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Marketing expenses decreased $63,725 to $67,783 for the three months ended June 30, 2018 from $131,508 for the three months ended June 30, 2017 and decreased $101,959 to $206,018 for the nine months ended June 30, 2017 from $307,977 for the nine months ended June 30, 2017. This overall decrease is from eliminating and consolidating marketing tools.

Salaries and wages expenses decreased $251,412 to $278,713 for the three months ended June 30, 2018 from $530,125 for the three months ended June 30, 2017 and increased $187,394 to $1,498,948 for the nine months ended June 30, 2017 from $1,311,554 for the nine months ended June 30, 2017. Salaries and wages decrease are due to restructuring of staff members (hiring and separating of employees).

The Company experienced a decrease in its bottom line of $271,213 to a net loss of $104,078 for the three months ended June 30, 2018 from a net loss of $375,291 for the three months ended June 30, 2017, and for the nine months ended June 30, 2018 an increase in loss of $323,228 to $1,051,141 from a net loss of $720,502 for the nine months ended June 30, 2017, these losses are primarily attributable to the reasons noted above.

Significant Accounting Policies

Certain critical accounting policies affect the more significant judgments and estimates used in the preparation of Financial Gravity’s consolidated financial statements. These policies are contained in Note 1 to the consolidated financial statements.

Use of Estimates and Assumptions.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition and Accounts Receivable.

Investment management fees are recognized as services are provided by the Company. Investment management fees include fees earned from assets under management by providing professional services to manage clients’ investments.

Services income is recognized as consulting and other professional services are performed by the Company.

Commission revenue is derived from the sale of premiums on life insurance policies held by third parties. The revenue is recognized at the time the policy is issued.

Revenue represents gross billings less discounts, net of sales tax, as applicable. Amounts invoiced for work not yet completed are shown as deferred revenue in the accompanying consolidated balance sheets.

TaxCoach Software has 3 types of services that are charged and collected on a month to month subscription basis (TaxCoach basic membership, All-Stars coaching, and Wire Service weekly broadcast email). None of these programs come with a long-term commitment or contract, and there is no up-front payment beyond the monthly subscription fee. Cancellations are processed within the month requested and memberships are closed at the end of the period for which the most recent payment was made. Members are not entitled to refunds for unused memberships.

Trade accounts receivable are carried at the invoiced amount less estimate made for doubtful accounts based on management’s review of outstanding balances. The collectability of the Company’s accounts receivable is reviewed on an ongoing basis, using historical payment trends and review of specific accounts. Accounts receivable are written off after all reasonable collection efforts have been exhausted and when management determines the amounts to be uncollectible. Recoveries of receivables previously written off are recorded when received.

In the normal course of business, the Company extends credit on an unsecured basis to its customers, substantially all of whom are located in the United States of America. The Company does not believe that it is exposed to any significant risk of loss on accounts receivable.

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Stock-Based Compensation.

The Company recognizes the fair value of stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period, using the Black-Scholes option pricing model, which is based on risk-free rates of 0.85% to 2.55% in 2018 and 0.97% in 2017, dividend yield of 0%, expected life of 2 years and volatility of 43% to 137%.

Liquidity and Capital Resources

As of June 30, 2018, the Company had cash and cash equivalents of $160,510. The decrease of $283,910 in cash and cash equivalents from September 30, 2017 was due to net cash used in operating activities of $934,274 and net cash used in investing activities of $55,992, offset by net cash provided by financing activities of $706,356.

Net cash used in operating activities was $934,274 for the nine months ended June 30, 2018, compared to $646,936 net cash used in operating activities for the nine months ended June 30, 2017. The net cash used in operating activities for the nine months ended June 30, 2018 was due to net loss of $1,051,141 adjusted primarily by the following: depreciation and amortization of $82,241, accounts payable – trade of $66,612, and the increase in G&A of $467,508.

Net cash provided by financing activities was $706,356 for the nine months ended June 30, 2018, compared to net cash provided by financing activities of $662,760 for the nine months ended June 30, 2017. Financing activities for the nine months ended June 30, 2018 consisted primarily of $740,000 in borrowings and $100,000 of proceeds from the sale of common stock; offset with payments made to reduce the Company’s debt obligations in the amount of $133,644.

As shown below, at June 30, 2018, our contractual cash obligations totaled approximately $1,103,349, all of which consisted of operating lease obligations and debt principal.

	Payments due by period
Contractual obligations	Less than 1 year	1-3 years	4-5 years	More than 5 years	Total
Notes payable	$338,168	$714,781	$–	$–	$1,052,949
Operating leases	50,400	0	–	–	50,400
Total contractual cash obligations	$388,568	$714,781	$–	$–	$1,103,349

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the Company will need additional financing to fund additional material capital expenditures and to fully implement its business plan. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures to supplement the cash flows generated by operations. The Company has a backlog of fees under contract in addition to the Company’s accounts receivable balance. The failure to adequately fund its capital requirements could have a material adverse effect on our business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders and incurring additional indebtedness could involve the imposition of covenants that restrict our operations. Management is trying to raise additional capital through sales of common stock as well as seeking financing from third parties, via both debt and equity, to balance the Company’s cash requirements and to finance specific capital projects.

Off Balance Sheet Transactions and Related Matters

Other than operating leases discussed in Note 8 to the consolidated financial statements, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company.

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Results of Operations for the year ended September 30, 2017 compared to the year ended September 30, 2016

Revenues

For the year ended September 30, 2017, revenue increased $773,500 or 28% to $3,530,499 from $2,756,999 for the year ended September 30, 2016. The increase in revenue reflects increase in service income and investment management fees primarily due to new customer product and service sales and increased assets under management.

Operating Expenses

Cost of services activity remained relatively stable for the years ended September 30, 2017 and 2016.

Professional services expenses include merger costs, legal expense, professional fees, contract labor, business consulting, computer and internet expense, and earnest money forfeited. Professional services expenses decreased $240,104 or 19% to $997,117 for the year ended September 30, 2017 from $1,237,221 for the year ended September 30, 2016. This decrease is primarily attributable to reduced legal fees incurred and reduced merger costs.

Depreciation and amortization expenses include depreciation on fixed assets and amortization of definite lived intangibles. Depreciation and amortization expenses decreased $53,803 to $99,744 for the year ended September 30, 2017 from $153,547 for the year ended September 30, 2016. The decrease is primarily due to the fact that the Tax Coach Software prospect list was fully amortized by September 30, 2016.

Impairment of goodwill of $662,967 for the year ended September 30, 2016 was a result of the impairment of goodwill from the acquisitions of Cloud9B2B and MDP.

General and administrative expenses increased $339,944 or 83% to $748,481 for the year ended September 30, 2017 from $408,537 for the year ended September 30, 2016. The increase is primarily due to an increase in costs associated with the growth of the partner program.

Management fees – related party expenses decreased $13,333 or 6.25% to $200,000 for the year ended September 30, 2017 from $213,333 for the year ended September 30, 2016.

Marketing expenses decreased $26,903 or 7% to $375,499 for the year ended September 30, 2017 from $402,402 for the year ended September 30, 2016. During the year ended September 30, 2016, the Company began doing Press Releases and advertising on Facebook. In addition, the Company engaged several consultants to assist leadership and build new business funnels in an effort to continue to grow revenue streams.

Salaries and wages expenses increased $230,848 or 13% to $1,961,126 for the year ended September 30, 2017 from $1,730,278 for the year ended September 30, 2016. During the year ended September 30, 2017, the number of clients increased which resulted in higher commissions paid. Furthermore, commission rates increased in 2016 as sales representatives moved from salary plus commission to 100% commission.

The Company experienced an increase in its bottom line of $1,159,164 or 54% to a net loss of $975,975 for the year ended September 30, 2017 from a net loss of $2,135,139 for the year ended September 30, 2016, primarily attributable to the reasons noted above.

Significant Accounting Policies

Certain critical accounting policies affect the more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements. These policies are contained in Note 1 to the consolidated financial statements.

Use of Estimates and Assumptions.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

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Revenue Recognition and Accounts Receivable.

Investment management fees are recognized as services are provided by the Company. Investment management fees include fees earned from assets under management by providing professional services to manage clients’ investments.

Services income is recognized as consulting and other professional services are performed by the Company.

Commission revenue is derived from the sale of premiums on life insurance policies held by third parties. The revenue is recognized at the time the policy is issued.

Revenue represents gross billings less discounts, net of sales tax, as applicable. Amounts invoiced for work not yet completed are shown as deferred revenue in the accompanying consolidated balance sheets.

TaxCoach Software has 3 types of services that are charged and collected on a month to month subscription basis (TaxCoach basic membership, All-Stars coaching, and Wire Service weekly broadcast email). None of these programs come with a long-term commitment or contract, and there is no up-front payment beyond the monthly subscription fee. Cancellations are processed within the month requested and memberships are closed at the end of the period for which the most recent payment was made. Members are not entitled to refunds for unused memberships.

Trade accounts receivable are carried at the invoiced amount less estimate made for doubtful accounts based on management’s review of outstanding balances. The collectability of the Company’s accounts receivable is reviewed on an ongoing basis, using historical payment trends and review of specific accounts. Accounts receivable are written off after all reasonable collection efforts have been exhausted and when management determines the amounts to be uncollectible. Recoveries of receivables previously written off are recorded when received. The allowance for doubtful accounts was $17,014 and $-0- as of September 30, 2017 and 2016, respectively.

In the normal course of business, the Company extends credit on an unsecured basis to its customers, substantially all of whom are located in the United States of America. The Company does not believe that it is exposed to any significant risk of loss on accounts receivable.

Stock-Based Compensation.

The Company recognizes the fair value of the stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period based on the Black-Scholes option pricing model based on a risk-free rate from 0.85% to 1.41% in 2017 and 0.97% in 2016, dividend yield of 0%, expected life of 2 years and volatility of 43% - 137%.

Liquidity and Capital Resources

As of September 30, 2017, the Company had cash and cash equivalents of $444,420. The increase of $311,617 in cash and cash equivalents from September 30, 2016 was due to net cash used in operating activities of $745,311, net cash used in investing activities of $1,536 and net cash provided by financing activities of $1,058,464.

Net cash used in operating activities was $745,311 for the year ended September 30, 2017, compared to $1,291,503 net cash used in operating activities for the year ended September 30, 2016. The net cash used in operating activities for the year ended September 30, 2017 was due to net loss of $975,975, adjusted primarily by the following: (1) increases in depreciation and amortization of $99,744, common stock transactions of $163,273, accounts payable – trade of $24,585, accrued expenses of $18,898, and deferred revenue of $62,862, (2) offset by decreases in trade account receivable of $30,952, prepaid expenses of $32,364, and pre-merger payables of $75,382.

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Net cash used in investing activities was $1,536 for the year ended September 30, 2017, compared to net cash provided by investing activities of $44,541 for the year ended September 30, 2016. The Company purchased more equipment and trademarks during the year ended September 30, 2017 compared to September 30, 2016, but in 2016, $57,025 of cash was acquired from acquisition of subsidiaries.

Net cash provided by financing activities was $1,058,464 for the year ended September 30, 2017, compared to net cash provided by financing activities of $578,223 for the year ended September 30, 2016. Financing activities for the year ended September 30, 2017 consisted primarily of $725,000 in proceeds from sales of common stock and $450,000 in proceeds from notes payable.

As shown below, at September 30, 2017, its contractual cash obligations totaled approximately $520,693 all of which consisted of operating lease obligations and debt principal.

	Payments due by period
Contractual obligations	Less than 1 year	1-3 years	4-5 years	More than 5 years	Total

Notes payable	$165,562	$281,031	$–	$–	$446,593
Operating leases	68,400	5,700	–	–	74,100
Total contractual cash obligations	$233,962	$286,731	$–	$–	$520,693

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the Company will need additional financing to fund additional material capital expenditures and to fully implement its business plan. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures as a way to supplement the cash flows generated by operations. The Company has a backlog of fees under contract in addition to the Company’s accounts receivable balance. The failure to adequately fund its capital requirements could have a material adverse effect on its business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders, and incurring additional indebtedness could involve the imposition of covenants that restrict its operations. Management, in the normal course of business, is trying to raise additional capital through sales of common stock as well as seeking financing from third parties, via both debt and equity, to balance the Company’s cash requirements and to finance specific capital projects.

Off Balance Sheet Transactions and Related Matters

Other than operating leases discussed in Note 8 to the consolidated financial statements, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until the earlier of his resignation or removal. Information on our Board of Directors and executive officers is included below. Our executive officers are appointed annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

Set forth below is certain information regarding the persons who currently are directors and executive officers of the Company.

Name	Age	Position with the Company
John Pollock	51	Chairman of the Board, Chief Executive Officer
Paul Williams	62	Vice Chairman of the Board, Chief Financial Officer, Secretary and Treasurer
Dan Sundby	55	Chief Sales Officer
Edward A. Lyon	53	Chief Tax Strategist and Board Member
George Crumley	50	Assistant Secretary, Assistant Treasurer and Board Member
David Myers	66	Board Member
Michael Ashby	65	Board Member
Todd Bourgeois	57	Board Member
Debbie Buckner	55	President, Chief Operating Officer, and Board Member

John Pollock, 51, has been CEO/Founder of Business Legacy, Inc. since 2002, Pollock Advisory Group since 2007 and he is currently CEO and Chairman of Financial Gravity Companies, Inc. Mr. Pollock’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	Has served as CEO and Chairman of Financial Gravity since its inception
•	A seasoned manager

Paul O. Williams, 62, has served on the Financial Gravity Companies, Inc. (OTC: FGCO) Board of Directors and as Vice Chairman of the Board since 2015, and has served as our Chief Financial Officer and Secretary – Treasurer since 2016. He graduated from Austin College in Sherman, Texas in 1978 and the Institute for Organization Management in Washington, DC in 1982. Since 2007, Mr. Williams has served as Chief Executive Officer of Bison Financial Group, Inc., a corporate financial advisory and business development firm serving middle market growth companies.

Mr. Williams also serves as an officer and director of two other public companies. On behalf of Worldwide Specialty Chemicals, Inc. based in Dallas, TX, Mr. Williams has served as Vice Chairman of the Board and Chief Financial Officer since 2018. On behalf of Light Engine Design Corp. (OTC: TLED) based in Phoenix, AZ, Mr. Williams has served as Chairman of the Board and Chief Financial Officer since 2017.

Mr. Williams also serves as an officer and director of three other private companies. Mr. Williams currently serves as: Vice Chairman of the Board & Chief Financial Officer of Dynamic Chemical Solutions, Inc. in Frisco, Texas since 2016; Chairman of the Board & Chief Financial Officer of Curtis Mathes, Inc. in Frisco, Texas since 2013; and Chairman of the Board of Championship Sports Group, Inc. in Frisco, Texas since 2012. Mr. Williams also currently serves on the Board of Directors and Executive Committee of the Frisco (Texas) Chamber of Commerce and served as their Chairman of the Board in 2007. In 2009, he was recognized as the CFO of the Year for North Texas by the Dallas Business Journal.

Within the last five years, on behalf of Halo Companies, Inc. (OTC: HALN), Mr. Williams previously served as Vice Chairman of the Board, Treasurer, and Assistant Secretary from 2009 to 2017, and served as Chief Financial Officer from 2009 to 2012 and from 2015 to 2017.

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The breadth of Mr. Williams’ entrepreneurial and financial services experience led the Board of Directors to the conclusion that he is qualified to serve as a director for the Company. Mr. Williams’ specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	Over 40 years of business experience, primarily in capital markets, mergers, and acquisitions

•	Has served as both officer and director of other public companies

•	Financial Gravity is the third public company for which Mr. Williams is serving as Chief Financial Officer

•	Within the last 5 years, Mr. Williams served as Vice-Chairman of the Board and Chief Financial Officer at Halo Companies, Inc., a public company, and Chairman of the Board and Chief Financial Officer of Light Engine Design Corp., a public company

Dan Sundby, 55, brings over 30 years of experience in sales, sales management, and sales training. Before joining Financial Gravity in 2017, Mr. Sundby served as the Sales Manager-Columbus Division for Fischer Homes in Erlanger, KY from October 2013 to March 2017. In that role, Mr. Sundby was primarily responsible for recruiting, training, and leading sales teams for the Columbus Division. Prior to joining Fischer Homes, in October 2008 Mr. Sundby founded Insurance Green Marketing Group in Colorado, where he recruited and trained sales teams for an insurance marketing group and also operated as an independent sales agent in the insurance industry. He has built sales teams nationally within the insurance and financial services industries. Dan’s organization was consistently the top producing team with each company he recruited and trained for. Dan also recruited and trained sales teams in the receivables management industry and with a regional home builder with record setting performance in each. Dan is currently serving as Chief Sales Officer for Financial Gravity and is responsible for building the Company’s nationwide agent team.

Edward A. Lyon, 53, has been the Company’s Chief Tax Strategist and a Director since October, 2015. From 2005 until 2015, he was Partner-in-Charge of Content at Tax Coach Software, which he founded in 2005. Mr. Lyon received a B.A. in History from Hamilton College in 1986 and a J.D. from the University of Cincinnati College of Law in 1991. Mr. Lyon’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	The founder of Tax Coach Software, managing the company for 11 years

•	A deep knowledge of accounting and financial services industries

•	A nationally-recognized expert on tax planning

•	The author of 8 books, and has appeared on over 500 radio and television broadcasts to speak about his areas of expertise

George E. Crumley, 50, has been on the Board of Directors since January 2015 and has served as our Assistant Secretary – Assistant Treasurer since October 2017. From 1994 to 2007 he was a practicing litigation attorney with the law firm of Stradley & Wright in Dallas, Texas where he was named partner in 2001. He formed Pittenger, Nuspl & Crumley in 2008 where he continues to practice, advising businesses in matters including formation, contracts, employees, real estate and litigation among other areas of law. He received BA. and J.D. degrees from Baylor University in 1989 and 1993, respectively. Mr. Crumley currently serves on the Board of Directors for Legacy Christian Academy in Frisco, Texas. Mr. Crumley’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	23 years of experience in civil litigation and representing businesses with formation, contracts, lawsuits, employee disputes, real estate, and other matters.

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David Myers, 66, has been on the Board of Directors since August 28, 2018. From 2013 to March 2018, he served as Vice President, Strategy & Analytics for McGraw-Hill Education, a learning science company and one of the “big three” educational publishers that provide customized educational content, software, and services for pre-K through postgraduate education. At McGraw-Hill, he was responsible for market analytics, market research, pricing strategy, business and competitive intelligence, state adoption planning and strategic planning. From 2011 to 2013, Mr. Myers served as Senior Manager, Business Development for Mimio Interactive Teaching Technologies, which provides innovative, engaging, and affordable educational technology and solutions that provide a better way to learn. At Mimio, he was responsible for developing a team and implementing a suite of business intelligence programs (market research, competitive intelligence, global market share and financial scenario models). Mr. Myers’ specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	A deep understanding of the role technology plays as an enabler of competitive business advantage
•	Deep experience building and leading skilled teams
•	Adept at applying marketing analytics, market research, pricing strategy and competitive intelligence to the strategic planning for enterprises
•	Skills in team-building, analytics, operations and organizational optimization

Michael Ashby, 65, has been on the Board of Directors since August 28, 2018. Since March 2015, he has managed a variety of consulting engagements -- both domestic and internationally – through his personal consulting company. In January 2015, he served as a consultant for Ashby OpsComm, an industrial consulting and engineering firm. In that role, Mr. Ashby as Startup Manager for the Al Hosn super sour gas plant startup in the UAE – and successfully brought on line the largest sour gas processing plant in the world with no major incidents. Mr. Ashby also spent over a decade with Occidental Petroleum in a series of management roles with ever-growing responsibility, most recently as World Wide Engineering Chief of Surface Operations and Engineering responsible for operations and technical support of all business units across the globe. Mr. Ashby’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	Decades of experience working in complex project management
•	Strong people skills at all levels of an organization, from front-line workers to senior management
•	Superior planning and execution skills

Todd Bourgeois, 57, has been on the Board of Directors since August 28, 2018. Mr. Bourgeois has had a long career with Coca-Cola Bottlers, Inc. (from 1982 forward), most recently as Vice President of Business Integration for Coca-Cola Southwest Beverages. In his most recent role, Mr. Bourgeois was responsible for leading a team that spearheaded all Critical Business Transformation Projects throughout Coca Cola Southwest Beverages, Inc. including formulation of ROI Synergy initiatives as well as Operational Plans for execution of these projects. He reported directly to the CEO of Coca-Cola Southwest Beverages and managed a Team of Project Coordinators, Analysts and multiple external consultant teams (McKinsey, Deloitte, Accenture). Mr. Bourgeois’ specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	Over 30 years of experience managing diverse teams for a broad range of business improvement projects
•	Experience managing large sales and marketing organizations

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Debbie Buckner, 55, has been on the Board of Directors since August 28, 2018. Immediately prior to joining the Company, Ms. Buckner served as Chief Operations Officer for CDR Electronics, a retail provider of consumer electronics, based in Oklahoma City. Ms. Buckner served in that role since 2017 and during her tenure, re-engineered the company’s organizational foundation to create clarity, discipline and accountability. She also exceeded the annual budget, and successfully led the implementation of several major company-wide initiatives. From 2016 to 2017, Ms. Buckner served as an independent consultant and coach, working in McKinney, Texas through two organizations: IRIO – with a focus on technology & experiential marketing; and Nicka & Associates – with a focus on medical coding, compliance and education. From 2005 to 2015, Ms. Buckner worked for Crossmark, a sales and marketing services company in the consumer goods and services industry, based in Plano, Texas. In her most recent role for Crossmark, Ms. Buckner served as Vice President of Operations (Training & Development/Support Services/Client Operations). During her service in that senior role, Ms. Buckner led the company’s Learning Management System implementation for 30,000 field-based employees, as well as several other key initiatives having direct P&L impact.. Ms. Buckner’s specific experience, qualifications, attributes or skills that led to the conclusion that she should serve as a director for the Company:

•	Over 10 years of experience directing teams and leading company-wide initiatives in the consumer goods and services industry
•	Success leading multi-million dollar domestic and international initiatives

Legal Proceedings

No officer, director, person nominated for such positions, nor promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offense);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Having any government agency, administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Audit Committee and Audit Committee Financial Expert

We do not presently have a separately constituted audit committee of our Board of Directors. Nor do we have an audit committee “financial expert”. At present, our entire Board of Directors acts as our audit committee. None of the members of our Board of Directors meets the definition of “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. We have not retained an audit committee financial expert because we do not believe that we can do so without undue cost and expense. Moreover, we believe that the present members of our Board of Directors, taken as a whole, have sufficient knowledge and experience in financial affairs to effectively perform their duties.

Code of Ethics

The Company has adopted a code of ethics that applies to its principal executive, financial, and accounting officers and is included as an exhibit with this filing.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers, directors and persons who beneficially own more than 10% of a class of our equity securities registered under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal year 2017 and Forms 5 and amendments thereto furnished to us with respect to fiscal year 2017, or written representations that Form 5 was not required for fiscal year 2017, we believe that all Section 16(a) filing requirements applicable to each of our officers, directors and greater-than-ten percent stockholders were fulfilled in a timely manner. We have notified all known beneficial owners of more than 10% of our common stock of their requirement to file ownership reports with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table

The particulars of compensation paid to the following persons during the fiscal period ended September 30, 2017 and 2016 are set out in the summary compensation table below:

•	our Chief Executive Officer (Principal Executive Officer);

•	our Chief Financial Officer (Principal Financial Officer);

•	each of our three most highly compensated executive officers, other than the Principal Executive Officer and the Principal Financial Officer, who were serving as executive officers at the end of the fiscal year ended September 30, 2017 and 2016; and

•	up to two additional individuals for whom disclosure would have been provided under the item above but for the fact that the individual was not serving as our executive officer at the end of the fiscal year ended September 30, 2017 and 2016.

(collectively, the “ Named Executive Officers ”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards		All Other Compensation	Total
John Pollock	2017	$100,000	$–	$–	$–		$–	$100,000
CEO, Principal Executive Officer	2016	100,000	–	–	–		–	100,000

Paul Williams	2017	$96,000	$–	$–	$–		$–	$96,000
CFO, Principal Financial Officer	2016	–	–	–	–		–	–

Dan Sundby	2017	$100,000	$–	$–	$19,382	(1)	$–	$119,382
President and CSO

Dave Crowley	2016	$100,000	$–	$–	$–		$–	$100,000
President and CSO

Edward A. Lyon	2017	$42,000	$–	$–	$–		$–	$42,000
CTS	2016	42,000	–	–	–		–	42,000

__________

(1) The Company recognizes the fair value of stock-based compensation awards on a straight-line basis over the vesting period, using the Black-Scholes option pricing model, which is based on risk-free rates of 0.97% in 2017, dividend yield of 0%, expected life of 2 years and volatility of 43% to 137%. The aggregate grant date fair value of the option award is $232,596, to be recognized over the term of the option award.

Except as described below, none of the Named Executive Officers has an employment agreement.

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Edward A. Lyon, a member of the Board of Directors, is party to an employment agreement with Tax Coach Software, LLC, a subsidiary of the Company. The Agreement was entered into effective November 1, 2015, and provides for Mr. Lyon to serve as General Manager, responsible for supervising the business and affairs of Tax Coach Software. The agreement has a three-year term, which may be extended. The agreement provides for base salary of $42,000 per year, plus bonus. The annual bonus is the sum of the following: (i) for Tax Coach Software revenues in excess of $850,000 and less than $950,000, forty percent (40%) of Tax Coach Software’s gross profit (as determined in accordance with generally acceptable accounting principles, net of amounts paid under employment agreements and consulting agreements), plus (ii) for Tax Coach Software revenues in excess of $950,000, twenty percent (20%) of Tax Coach Software’s gross profit (as determined in accordance with generally acceptable accounting principles, net of amounts paid under employment agreements and consulting agreements).

Summary Compensation

Except as described above, the Company has no employment agreements with any of its Directors or executive officers.

For the fiscal year ended September 30, 2017, no outstanding stock options or other equity-based awards were re-priced or otherwise materially modified. No stock appreciation rights have been granted to any of the Directors or executive officers and none of the Directors or executive officers exercised any stock options or stock appreciation rights. There are no non-equity incentive plan agreements with any of the Directors or executive officers.

Outstanding Equity Awards at Fiscal Year-end

This section is not applicable to any Named Executive Officer as of September 30, 2017.

Compensation of Directors

This section is not applicable as there was no director compensation for year ended September 30, 2017.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to the Company’s officers, Directors or consultants that would result from the resignation, retirement or any other termination of service in respect of such Directors, officers or consultants. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

Corporate Governance

We have no members of our board of directors considered to be “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officers. All Board actions have been taken by written action rather than formal meeting. All executive officers and employees have executed non-compete agreements as well as Foreign Corruption Practices Act (FCPA) pledges.

38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership, as of September 14, 2018, of the Company’s common stock, which is the Company’s only outstanding class of voting securities, and the voting power resulting from such beneficial ownership, by

•	each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•	each director of the Company;

•	each executive officer of the Company; and

•	all directors and executive officers of the Company as a group.

As of September 14, 2018, we had 38,306,311 shares of common stock issued and outstanding.

Beneficial Owner(1)	Amount of Beneficial Ownership (1)	Percentage of Shares
John Pollock (2)	15,037,962	39.3%
Dave Crowley (2, 4)	3,000,000	7.8%
Keith VandeStadt (2, 4, 5)	2,821,500	7.4%
Edward A. Lyon (2)	2,593,500	6.8%
Paul Williams (2)	1,896,414	5.0%
Michael Ashby (2, 6)	895,000	*
Dan Sundby (2, 3)	354,167	*
Todd Bourgeois (2, 7)	325,000	*
George Crumley (2, 5)	150,000	*
David Myers (2, 5)	150,000	*
Debbie Buckner (2)	--	--
Directors and executive officers as group (nine persons)	21,402,043	55.9%

(1)	Each beneficial owner has sole voting and investment power with respect to all shares attributable to that owner.

(2)	The address for each such beneficial owner is 800 N. Watters Road, Suite 120, Allen, Texas 75013.

(3)	Includes 312,500 shares subject to options that are currently vested, plus an additional 41,667 shares subject to options that vest within 60 days.

(4)	Non director or executive officer with more than 5% ownership.

(5)	Represents shares subject to options that are currently vested.

(6)	Includes 150,000 shares subject to options that are currently vested, and 25,000 shares subject to warrants that are currently vested, and 720,000 shares of common stock.

(7)	Includes 175,000 shares subject to options that are currently vested, and 150,000 shares of common stock.

*	indicates an ownership percentage of less than one percent.

There are no recent or present arrangements or pledges of the Company's securities that would result in a change in control of the Company.

Changes in Control

The Company is not aware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of the Company.

39

Securities authorized for issuance under equity compensation plans

The following table provides information as of the end of the most recently completed fiscal year, with respect to Company compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

	A(1)		B	C

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	9,000,000	(2,4)	$0.64	–	(4)
Equity compensation plans not approved by security holders	20,000,000	(3)	0.78	19,383,200	(5)
Total	29,000,000		$0.67	19,383,200

(1)	As consequence of the Merger, outstanding options of the 2015 Plan in the amount of 2,200,346 of the Company’s shares have vested.

(2)	Shares subject to stock options under 2015 Stock Option Plan.

(3)	Shares subject to stock options under 2016 Stock Option Plan.

(4)	The 2015 Stock Option Plan was replaced by the 2016 Stock Option Plan.

(5)	Shares available for grant of stock options to employees, directors and consultants under the 2015 Stock Option Plan.

Following is a brief description of the material features of each compensation plan under which equity securities of the Company are authorized for issuance. The 2015 Stock Option Plan and the 2016 Stock Option Plan were adopted without approval of Company security holders.

The Company has granted stock options to certain employees and contractors under its 2015 Stock Option Plan, assumed from Financial Gravity Holdings and under its 2016 Stock Option Plan. The Company is authorized to issue an aggregate of 20,000,000 options, of which 19,383,200 remain available for issuance, as non- statutory (non-qualified) stock options, under the 2016 Stock Option Plan. Currently outstanding options under the 2015 and 2016 Stock Option Plans vest over a period of no greater than two years and expire ten years from the grant date.

40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons, Promoters and Certain Control Persons

Except as set forth below, none of the Company’s directors or officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the Company’s shares, nor any relative or spouse of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction to which the Company was a party, and in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Bison Financial Group, whose Chief Executive Officer is Mr. Paul Williams, has provided corporate financial advisory and business development services to the Company for a flat fee of $3,000 per month. The provision of services provided by Bison Financial Group commenced in 2014, during which time Mr. Williams had no formal affiliation with the Company. During 2015, Mr. Williams was appointed to the board of directors of the Company and consequently became an affiliate of the Company. In 2016, Mr. Williams was appointed as Chief Financial Officer of the Company. The provision of services by Bison Financial Group ceased upon Mr. Williams being appointed as Chief Financial Officer. For the years ended September 30, 2017 and 2016, the Company paid Bison Financial Group for financial advisory and business development services, $0 and $49,000 respectively.

Effective as of October 1, 2015, Financial Gravity Holdings, a subsidiary of the Company, purchased all of the equity interests of Tax Coach Software, LLC, an Ohio limited liability company, for aggregate consideration of 2,000,000 shares of the common stock of Financial Gravity (the “Tax Coach Software Transaction”). The Purchase Agreement for the Tax Coach Software Transaction was amended effective as of March 25, 2016 to give effect to a three-for-one (3:1) forward split of the Financial Gravity Holdings common stock, bringing the aggregate consideration to 6,000,000 shares of the common stock of Financial Gravity Holdings.

TaxTuneup, LLC, which is an entity owned by Mr. Edward A. Lyon, a current director of the Company, received approximately 43% of the shares of Financial Gravity Holdings issued in the Tax Coach Software Transaction, then having an approximate value of $864,500. As a consequence of such issuance, Mr. Lyon is the beneficial owner of 6.8% of the Company’s common stock as of September 14, 2018.

Additionally, Van Data, LLC, which is an entity owned Keith VandeStadt, a greater than 5% beneficial shareholder of the Company, received approximately 47% of the shares of Financial Gravity Holdings issued in the Tax Coach Software Transaction, then having an approximate value of $940,500. As a consequence of such issuance, Mr. VandeStadt is the beneficial owner of 7.4% of the Company’s common stock as of September 14, 2018.

In the Tax Coach Software Transaction, the shares of Financial Gravity Holdings common stock received by TaxTuneup, LLC (owned by Mr. Lyon), do not include any of the shares of Financial Gravity Holdings common stock received by Van Data, LLC (owned by Mr. VandeStadt). Their respective holdings of Company common stock are completely separated.

During fiscal 2016, TaxTuneup, LLC, an entity owned by Mr. Edward A. Lyon, received the sum of $198,000 from the Company, in compensation for strategic tax planning recommendations and research, business consulting and writing of books and tax planning and Tax Master Network® related content. Additionally, during fiscal 2017, TaxTuneup, LLC received the sum of $198,000 from the Company, in compensation for strategic tax planning recommendations and research, business consulting and writing of books and tax planning and Tax Master Network® related content.

During fiscal year 2017 and 2016, the Company paid $198,000 and $ 218,990, respectively to Van Data, LLC, a consulting firm owned and controlled by Keith VandeStadt, in compensation for maintaining the Tax Coach Software application and data, making enhancements and modifications to software as needed, maintaining server platform and web environment, applying updates to licensed content, and other services agreed upon in writing.

During fiscal 2016, a company owned and controlled by Mr. John Pollock (Fourly Enterprises, LLC) received the sum of $213,333 from the Company, in compensation for strategic business planning and consulting, business development, process and technology development. Additionally, during fiscal 2017, Fourly Enterprises received the sum of $200,000 from the Company, in compensation for strategic business planning and consulting, business development, process and technology development.

41

Director Independence; Board Leadership Structure

The Company’s common stock is quoted through the OTC System. For purposes of determining whether members of the Company’s Board of Directors are “independent,” the Company’s Board utilizes the standards set forth in the NASDAQ Stock Market Marketplace Rules. At present, the Company’s entire Board serves as its Audit, Compensation and Nominating Committees. The Company’s Board of Directors has determined that, of the Company’s present directors, each of George Crumley, David Myers, Michael Ashby, and Todd Bourgeois, constituting four of the eight members of the Board, is an “independent director,” as defined under NASDAQ’s Marketplace Rules, for purposes of qualifying as independent members of the Board and an Audit, Compensation and Nominating Committee of the Board, but that John Pollock, Debbie Buckner, Paul Williams, and Edward A. Lyon are not “independent directors” since they currently serve as executive officers of the Company.

The Company’s Board of Directors is of the view that the current leadership structure is suitable for the Company at its present stage of development, and that the interests of the Company are best served by the combination of the roles of Chairman of the Board and Chief Executive Officer.

As a matter of regular practice, and as part of its oversight function, the Company’s Board of Directors undertakes a review of the significant risks in respect of the Company’s business. Such review is conducted in concert with outside professionals (including legal counsel) with expertise in substantive areas germane to the Company’s business. With the Company’s current governance structure, the Company’s Board of Directors and senior executives are, by and large, the same individuals, and consequently, there is not a significant division of oversight and operational responsibilities in managing the material risks facing the Company.

42

F-1

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	June 30, 2018	September 30, 2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$160,510	$444,420
Receivables, net	48,231	109,795
Accounts receivable - related party	–	4,506
Prepaid expenses and other current assets	56,867	64,603
Total current assets	265,608	623,324

OTHER ASSETS
Property and equipment, net	148,637	127,503
Customer relationships, net	14,032	22,450
Proprietary content, net	344,597	393,824
Trade name	69,300	69,300
Non-compete agreements, net	11,835	15,780
Intellectual Property	44,291	30,085
Goodwill	1,094,702	1,094,702
Total other assets	1,727,394	1,753,644

TOTAL ASSETS	$1,993,002	$2,376,968

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$66,612	$51,814
Accrued expenses	22,359	122,552
Deferred revenue	–	95,601
Notes payable	338,168	165,562
Total current liabilities	427,139	435,529

NOTES PAYABLE	714,781	281,031

STOCKHOLDERS’ EQUITY
Common stock - 300,000,000 shares authorized; $0.001 par value; 35,837,900 shares issued and outstanding as of June 30, 2018 and 35,737,900 shares issued and outstanding as of September 30, 2017.	35,838	35,738
Additional paid-in capital	5,921,384	5,679,668
Accumulated deficit	(5,106,140)	(4,054,998)
Total stockholders’ equity	851,082	1,660,408

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,993,002	$2,376,968

The accompanying notes are in integral part of these consolidated financial statements.

F-2

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUE
Investment management fees	$218,504	$277,519	$1,083,413	$913,022
Service income	870,465	540,400	2,249,584	1,601,560
Commissions	–	–	–	41,031
Rental income	–	1,500	–	4,500
Total revenue	1,088,969	819,419	3,332,997	2,560,113

OPERATING EXPENSES
Cost of services	13,570	11,919	65,237	52,883
Professional services	145,719	324,296	625,706	953,947
Depreciation and amortization	28,803	24,947	82,241	74,391
General and administrative	575,177	107,669	1,708,941	384,477
Management fees - related party	56,250	50,000	147,250	153,000
Marketing	67,783	131,508	206,018	307,977
Salaries and wages	278,713	530,125	1,498,948	1,311,554
Total operating expenses	1,166,015	1,180,464	4,334,341	3,238,229

Net operating loss	(77,046)	(361,045)	(1,001,344)	(678,116)

OTHER INCOME (EXPENSE)

Other (expense) income	–	–	–	191
Interest expense	(27,032)	(14,246)	(49,797)	(42,577)
Total other (expense) income	(27,032)	(14,246)	(49,797)	(42,386)

NET LOSS	$(104,078)	$(375,291)	$(1,051,141)	$(720,502)

EARNINGS PER SHARE - Basic and Diluted	$(0.01)	$(0.02)	$(0.03)	$(0.02)

The accompanying notes are in integral part of these consolidated financial statements.

F-3

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30,
	(Unaudited)
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,051,141)	$(720,502)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	82,241	74,391
Stock based compensation	141,816	50,000
Changes in operating assets and liabilities:
Receivables, net	61,564	(66,985)
Accounts receivable - related party	4,506	–
Prepaid expenses	7,736	(26,723)
Accounts payable - trade	14,798	4,203
Accrued expenses	(100,193)	27,377
Deferred revenue	(95,601)	30,148
Pre-merger liabilities	–	(18,845)
Net cash used in operating activities	(934,274)	(646,936)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of property and equipment	(41,786)	(4,109)
Cash from the sale of investment	–	10,000
Purchases of trademarks	(14,206)	(50)
Net cash (used in) provided by investing activities	(55,992)	5,841

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	740,000	100,000
Payments on notes payable	(133,644)	(60,989)
Payments on line of credit	–	(1,251)
Proceeds from the sale of common stock	100,000	625,000
Net cash provided by financing activities	706,356	662,760

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(283,910)	$21,665

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$444,420	$132,803

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$160,510	$154,468

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$49,797	$40,637
Taxes	$–	$–

Non-cash activities:
Settlement of payables owed by legacy Pacific Oil Company Stockholders	$–	$61,365

The accompanying notes are in integral part of these consolidated financial statements.

F-4

Financial Gravity Companies, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF BUSINESS

Financial Gravity Companies, Inc. and Subsidiaries (the “Company”) located in Allen, Texas and provides integrated tax, business, and financial solutions to small businesses, small business owners and high net worth individuals. The Company’s focus is on helping clients build wealth, most often with tax savings, lowering costs and improving efficiency. The wholly-owned subsidiaries of the Company include: Financial Gravity Holdings, Inc., Financial Gravity Operations, Inc., Financial Gravity Tax, Inc., Financial Gravity Wealth, Inc., Financial Gravity Business, LLC, Financial Gravity Ventures, LLC., SASH Corporation (doing business as Metro Data Processing) and Tax Master Network, LLC (formally known as Tax Coach Software, LLC.)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting polices consistently applied in the preparation of the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is as follows.

Basis of Consolidation

The consolidated financial statements include the accounts of its subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances at several financial institutions located throughout the United States, which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Receivables

Receivables include trade accounts receivable and are carried at the invoiced amount less an estimate made for doubtful accounts based on management’s review of outstanding balances. The collectability of the Company’s accounts receivable is reviewed on an ongoing basis, using historical payment trends and a review of specific accounts. Accounts receivable are written off after all reasonable collection efforts have been exhausted and when management determines the amounts to be uncollectible. Recoveries of receivables previously written off are recorded when received. The allowance for doubtful accounts was $0 as of June 30, 2018 and $14,482 as of September 30, 2017.

In the normal course of business, the Company may extend credit to its customers, on an unsecured basis, substantially all of whom are located in the United States of America. The Company does not believe that it is exposed to any significant risk of loss on accounts receivable.

Prepaid Expenses

Prepaid expenses consist of expenses the Company has paid for prior to the service or good being provided. These prepaid expenses will be recorded as expense at the time the service has been provided.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to earnings over their estimated service lives by the straight-line method.

Maintenance and repairs are charged to earnings as incurred; major repairs and replacements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

F-5

Property and equipment operated under material leases which transfer substantially all benefits and risks associated with the assets to the Company are capitalized. An asset and liability equal to the present or fair value, if appropriate, of minimum payments over the term of the leases are recorded. Amortization of the asset is computed using the straight-line method. Expenses associated with all other leases (operating leases) are charged to income as incurred.

Customer Relationships

The customer relationships acquired as part of the TMN purchase have been recognized in the accompanying consolidated balance sheets at $44,900, the value attributed to such relationships on the date of the purchase. The customer relationships are being amortized on a straight-line basis over a four-year estimated life. During each of the three and nine months ended June 30, 2018 and 2017, the Company recorded amortization expense of $2,806 and $8,418, respectively, on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at June 30, 2018 was $30,868 and $22,450 at September 30, 2017.

Proprietary Content

The proprietary content acquired as a part of the TMN purchase has been recognized in the accompanying consolidated balance sheets at $525,100, the value attributed to such content on the date of the purchase. The proprietary content is being amortized on a straight-line basis over an eight-year estimated life. During each of the three and nine months ended June 30, 2018 and 2017, the Company recorded amortization expense of $16,409 and $49,227 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at June 30, 2018 was $180,503 and $131,276 at September 30, 2017.

Trade Name

The trade name acquired as a part of the TMN purchase has been recognized in the accompanying consolidated balance sheets at $69,300, the value attributed to such name on the date of the purchase. Management has determined that the trade name has an indefinite life and does not consider the value of the trade name recorded in the accompanying consolidated balance sheets to be impaired as of June 30, 2018 and September 30, 2017.

Non-compete Agreements

Non-compete agreements entered into as a part of the TMN purchase have been recognized in the accompanying consolidated balance sheets at $26,300, the value attributed to such agreements on the date of the purchase. The non-compete agreements are being amortized on a straight-line basis over the five-year term of the non-compete clause of the agreement. During each of the three and nine months ended June 30, 2018 and 2017, the Company recorded amortization expense of $1,315 and $3,945, respectively, on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at June 30, 2018 was $14,465 and $10,520 at September 30, 2017.

Intellectual Property

The Company accounts for Intellectual Property in accordance with GAAP and accordingly, Intellectual Property are stated at cost. Intellectual Property with indefinite lives is not amortized but are tested for impairment at least annually. Management has determined that the Intellectual Property have an indefinite life and do not consider the value of Intellectual Property recorded in the accompanying consolidated balance sheet to be impaired as of June 30, 2018 and September 30, 2017.

Goodwill

Goodwill represents the excess of the value of the purchase price and related costs over the identifiable assets from business acquisitions. The Company conducts an annual impairment assessment, at the reporting unit level, of its recorded goodwill. The Company assesses qualitative factors in order to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The qualitative factors evaluated by the Company include: macro-economic conditions of the local business environment, overall financial performance, and other entity specific factors as deemed appropriate. If, through this qualitative assessment, the conclusion is made that it is more likely than not that a reporting unit’s fair value is less than its carrying amount, a two-step impairment test is performed. Management determined, by assessing the qualitative factors, that it is more likely than not that the fair value of the reporting unit is greater than its carrying value. Management does not consider the value of goodwill recorded for TMN in the accompanying consolidated balance sheets to be impaired as of June 30, 2018 and September 30, 2017.

F-6

The fair values of the assets acquired, and liabilities assumed were determined primarily using the income approach, which determines the fair value for the asset based on the present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a rate of return that reflects the relative risk of achieving the cash flow and the time value of money. The fair value of relationships was determined by projecting expected cash flows and subtracting the portion of the cash flow derived by the relevant contributory assets.

The accompanying consolidated balance sheets, consolidated statements of operations and cash flows include the results of operations of the acquired subsidiaries from the date of acquisition.

Income Taxes

The Company accounts for federal and state income taxes pursuant to GAAP, which requires an asset and liability approach for financial accounting and reporting for income taxes based on tax effects of differences between the financial statement and tax basis of assets and liabilities.

The Company accounts for all uncertain tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 – Income Taxes (“ASC 740”). ASC 740 provides guidance on de-recognition, classification, interest and penalties and disclosure related to uncertain income tax positions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense. There was no accrued interest or penalties as of June 30, 2018 and September 30, 2017.

From time to time, the Company is audited by taxing authorities. These audits could result in proposed assessments of additional taxes. The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s federal returns since 2014 are still subject for examination by taxing authorities.

Loss Per Share

Basic loss per common share is computed by dividing net losses available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Average number of common shares were 35,837,900 and 34,886,089 for the three months ended June 30, 2018 and 2017, respectively. Average number of common shares were 35,827,925 and 35,137,625 for the nine months ended June 30, 2018 and 2017, respectively. For the periods ended June 30, 2018 and 2017, 3,430,646 and 2,340,171 common stock options and warrants were excluded from diluted loss per share as they were antidilutive.

Revenue Recognition

FG Wealth generates investment management fees for services provided by the Company. Investment management fees include fees earned from assets under management by providing professional services to manage client investments.

FG Tax and MDP generate service income from consulting and other professional services performed.

Commission revenue is derived from the sale of annuities and premiums on life insurance policies held by third parties. The revenue is recognized at the time the policy is issued.

Revenue represents gross billings less discounts, and is calculated net of sales taxes, as applicable. Amounts invoiced for work not yet completed are shown as deferred revenue in the accompanying consolidated balance sheets.

F-7

Tax Master Network (formally known as Tax Coach Software) has 3 types of services that are charged and collected on a month to month subscription basis (Tax Coach basic membership, All-Stars coaching, and Wire Service weekly broadcast email). None of these programs come with a long-term commitment or contract, and there is no up-front payment beyond the monthly subscription fee. Cancellations are processed within the month requested and memberships are closed at the end of the period for which the most recent payment was made. Members are not entitled to refunds for unused memberships.

Advertising

Advertising costs are charged to operations when incurred. Advertising and marketing expense for the three months ended June 30, 2018 and 2017 was $67,783 and $131,508, respectively; and $206,018 and $307,977 for the nine months ended June 30, 2018 and 2017.

Stock-Based Compensation

The Company recognizes the fair value of stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period, using the Black-Scholes option pricing model, which is based on risk-free rates of 0.85% to 2.55% in 2018 and 0.97% in 2017, dividend yield of 0%, expected life of 2 years and volatility of 43% to 137%.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Adjustments

All adjustments that, in the opinion of management, are necessary for a fair presentation for the periods presented have been reflected in the financial statements.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the Company will need to manage additional asset units under contract and/or additional financing to fully implement its business plan, including continued growth and establishment of a stronger brand.

The Company is actively seeking growth of its service offerings, both organically and via new client relationships. Management, in the ordinary course of business, is trying to raise additional capital through sales of common stock as well as seeking financing via equity or debt, or both from third parties. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders and incurring additional indebtedness could involve an increased debt service cash obligation, the imposition of covenants that restrict the Company’s operations or the Company’s ability to perform on its current debt service requirements. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Future Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments-Equity Method and Joint Ventures (Topic 323). ASU 2017-03 amends the Codification for SEC staff announcements made at two Emerging Issues Task Force (EITF) meetings. At the September 2016 meeting, the SEC staff expressed its expectations about the extent of disclosures registrants should make about the effects of the new FASB guidance (including any amendments issued prior to adoption) on revenue (ASU 2014-09), leases (ASU 2016-02) and credit losses on financial instruments (ASU 2016-13) in accordance with SAB Topic 11.M. That Topic requires registrants to disclose the effect that recently issued accounting standards will have on their financial statements when adopted in a future period. ASU 2017-03 incorporates these SEC staff views into ASC 250 and adds references to that guidance in the transition paragraphs of each of the three new standards. The ASU also conforms ASC 323-740-S99-2, which describes the SEC staff’s views on accounting for investments in qualified affordable housing projects, to the guidance issued in ASU 2014-01. The staff announced the change at the November 2016 EITF meeting.

F-8

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, part of the FASB’s simplification initiative. ASU 2015-17 requires companies to classify deferred tax liabilities and assets as noncurrent. ASU 2015-17 is effective for fiscal years beginning after December 15, 2018. Early application of the amendments in this ASU is permitted. The Company does not expect any significant financial impact to the financial statements upon adoption of this standard.

In February 2016, the FASB issued ASU Update No. 2016-02 Leases (Topic 842). Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 is effective for the years beginning after December 15, 2018 and for all periods presented. Early application of the amendments in this ASU is permitted. The Company does not expect any significant financial impact to the financial statements upon adoption of this standard.

In March 2016, the FASB issued ASU Update No. 2016-08, Revenue from Contracts with Customers (Topic 606). The amendments in this Update are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by clarifying the criteria in determining a principal versus agent relationship. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, an entity should apply the following five steps: (1) identify contracts with customers, (2) identify the performance obligations in the contracts, (3) determine the transaction price, (4) allocate the transaction price to the performance obligation in the contract, and (5) recognize revenue as the entity satisfies performance obligations. The new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is permitted for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. We are currently evaluating what impact adoption of this guidance will have on our financial position, results of operations, cash flows and disclosures. The Company does not expect any significant financial impact to the financial statements upon adoption of this standard.

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2018 and September 30, 2017:

	Estimated Service Lives	June 30, 2018	September 30, 2017
Furniture, fixtures and equipment	2 - 5 years	$36,485	$11,039
Internally developed software	10 years	169,235	152,000
		205,721	163,039
Less accumulated depreciation and amortization		57,084	35,536
		$148,637	$127,503

Total depreciation expense for the three months ended June 30, 2018 and 2017 was $7,587 and $3,800, respectively; and $20,699 and $11,400 for the nine months ended June 30, 2018 and 2017, respectively.

3.	INTELLECTUAL PROPERTY

Intellectual Property consists of the following:

Intellectual Property at September 30, 2016	$22,592
Intellectual Property purchased at cost	7,493
Intellectual Property at September 30, 2017	30,085
Intellectual Property purchased at cost	14,206
Intellectual Property at June 30, 2018	$44,291

F-9

4.	LINE OF CREDIT

The Company has a revolving line of credit with Wells Fargo Bank, N.A. in the amount of $55,000. Amounts drawn under this line of credit are due on demand, and monthly interest and principal payments are required. The interest rate on the line of credit is 7.5%. This line of credit is collateralized by the personal guarantee of the majority stockholder. Line of credit balance was $0 at June 30, 2018 and $0 at September 30, 2017.

5.	NOTES PAYABLE

With the acquisition of Tax Master Network (formally known as Tax Coach Software), LLC, the Company also acquired a promissory note payable to The Huntington National Bank. The note permits maximum borrowings of $100,000. Interest is paid monthly at prime plus 1.25% and the balance is due on demand. The facility matures in February 2018, is collateralized by substantially all assets of Tax Master Network (formally known as Tax Coach Software), LLC, and is secured by a personal guarantee from Keith VandeStadt, a significant stockholder of the Company. The balance outstanding under this note payable was $0 and $92,197 at June 30, 2018 and September 30, 2017, respectively.

The Company entered into a Business Loan and Security Agreement to Small Business Financial Solutions, LLC, on October 28, 2016 in the amount of $100,000. The transaction is structured as an advance against assets. The lender has a security interest in all collateral of the Company, and outstanding under this note payable was $0 and $7,935 at June 30, 2018 and September 30, 2017, respectively.

On July 31, 2017, the Company entered into a Promissory Note Payable with Fourly Enterprises, LLC (“Fourly”) in the amount of $50,000. The interest rate on the note is 20% with payments of $5,000 due monthly. The note matures on August 16, 2018. Fourly is owned by the majority stockholder of the Company. The outstanding balance was $12,949 and $46,461 at June 30, 2018 and September 30, 2017, respectively.

On August 9, 2017 the Company entered into a Promissory Note Payable with Elmer Fink in the amount of $100,000. The interest rate on the note is 10%. First year payment is equal to 10% of the loan value with monthly principal and interest of $4,614 starting on year two. The remaining principal and accrued interest of this note is due on the maturity date, July 31, 2020. The outstanding balance was $100,000 at June 30, 2018 and September 30, 2017.

On August 9, 2017 the Company entered into a Promissory Note Payable with Mike and Terri Ashby in the amount of $100,000. The interest rate on the note is 10%. First year payment is equal to 10% of the loan value with monthly principal and interest of $4,614 starting on year two. The remaining principal and accrued interest of this note is due on the maturity date, August 15, 2020. The outstanding balance was $100,000 at June 30, 2018 and September 30, 2017.

On September 5, 2017 the Company entered into a Promissory Note Payable with Heleon Investment Company, Ltd. in the amount of $100,000. The interest rate on the note is 10%. First year payment is equal to 10% of the loan value with monthly principal and interest of $4,614 starting on year two. The remaining principal and accrued interest of this note is due on the maturity date, August 15, 2020. The outstanding balance was $100,000 at June 30, 2018 and September 30, 2017.

On October 2, 2017 the Company entered into a Promissory Note Payable with Indar and Sybil Bally in the amount of $100,000. The interest rate on the note is 10%. First year payment is equal to 10% of the loan value with monthly principal and interest of $4,614 starting on year two. The remaining principal and accrued interest of this note is due on the maturity date, October 2, 2020. The outstanding balance was $100,000 and $0 at June 30, 2018 and September 30, 2017.

On October 2, 2017 the Company entered into a Promissory Note Payable with Paul Frueh in the amount of $100,000. The interest rate on the note is 10%. First year payment is equal to 10% of the loan value with monthly principal and interest of $4,614 starting on year two. The remaining principal and accrued interest of this note is due on the maturity date, October 20, 2020. The outstanding balance was $100,000 and $0 at June 30, 2018 and September 30, 2017.

F-10

On November 2, 2017 the Company entered into a Promissory Note Payable with Michael and Donna Dade in the amount of $340,000. The interest rate on the note is 10%. First year payment is equal to 10% of the loan value with monthly principal and interest of $15,689 starting on year two. The remaining principal and accrued interest of this note is due on the maturity date, October 20, 2020. The outstanding balance was $340,000 and $0 at June 30, 2018 and September 30, 2017.

On March 15, 2018 the Company entered into a Promissory Note Payable with Helen Janssen in the amount of $200,000. The interest rate on the note is 10%. First year payment is equal to 10% of the loan value with monthly principal and interest of $9,229 starting on year two. The remaining principal and accrued interest of this note is due on the maturity date, February 15, 2021. The outstanding balance was $200,000 and $0 at June 30, 2018 and September 30, 2017.

As to the Promissory Notes Payable to Fourly Enterprises, LLC, Elmer Fink, Mike and Terri Ashby, Heleon Investment Company, Ltd., Indar and Sybil Bally, Paul Frueh, Michael and Donna Dade, and Helen Janssen, all of such note holders are accredited investors. In entering into the transactions with such note holders, the Company relied upon the exemption afforded by Regulation D and Section 4(2) of the Securities Act, as each holder was required to attest that (i) such note holder is acquiring the note for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) such note holder is either (A) is an “accredited investor,” as defined in Regulation D of the Securities Act, or (B) has such knowledge and experience in financial and business matters that the note holder is capable of evaluating the merits and risks of receiving the note.

The Company’s maturities of debt subsequent to June 30, 2018 are as follows:

2019	$338,168
2020	528,142
2021	186,639
$1,052,949

6.	ACCRUED EXPENSES

Accrued expenses consist of the following at June 30, 2018 and September 30, 2017:

	June 30, 2018	September 30, 2017
Accrued payroll	$22,263	$19,165
Accrued operating expenses	96	103,387
	$22,359	$122,552

7.	INCOME TAXES

For the three months and nine-month periods ended June 30, 2018 and 2017, the effective tax rate of 0% varies from the U.S. federal statutory rate primarily due to state income taxes, net losses, certain nondeductible expenses, changes in the federal statutory rate are from 35% to 21%, and an increase in the valuation allowance associated with the net operating loss carryforwards. Our deferred tax assets related to net operating loss carryforwards remain fully reserved due to uncertainty of utilization of those assets.

A deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense or benefit in the accompanying consolidated statements of operations are the result of changes in the assets and liabilities for deferred taxes. The measurement of deferred tax assets is reduced, if necessary, by the amount for any tax benefits that, based on available evidence, are not expected to be realized. Income tax expense is the current tax payable or refundable for the year plus or minus the net change in the deferred tax assets and liabilities. Deferred income taxes of the Company arise from the temporary differences between financial statement and income tax recognition of NOL carry-forwards.

F-11

The deferred tax assets and liabilities in the accompanying consolidated balance sheets include the following components at June 30, 2018 and September 30, 2017:

	June 30, 2018	September 30, 2017
Net non-current deferred tax assets:
Net operating loss carry-forward	$745,021	$1,131,643
Property and equipment	7,350	10,719
Total	752,371	1,142,362
Net non-current deferred tax liabilities:
Intangible assets	580	728

Net	751,791	1,141,634
Less valuation allowance	(751,791)	(1,141,634)
Net deferred taxes	$–	$–

8.	COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

Leases

The Company conducts operations from leased premises. Some of these leases provide for payment of taxes, insurance, utilities and maintenance. The Company also leases certain equipment under operating leases. Total rent expense for the three months ended June 30, 2018 and 2017 was $28,385 and $22,887, respectively; and $90,765 and $67,475 for the nine months ended June 30, 2018 and 2017, respectively. Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rental expense and rental payments is recorded as deferred rent within accrued expenses in the accompanying consolidated balance sheets. Management expects that in the normal course of business, leases will be renewed or replaced by other leases.

Future minimum rental obligations as of June 30, 2018 are as follows:

2018	$50,400
$50,400

Contingencies

Effective October 1, 2015, the Company completed the acquisition of Tax Master Network (formally known as Tax Coach Software), LLC, an Ohio limited liability company ("Tax Master Network (formally known as Tax Coach Software"). The purchase was made by Financial Gravity Holdings, Inc. Under the terms of the acquisition, the Company acquired 100% of Tax Master Network (formally known as Tax Coach Software)'s membership interests, for shares of common stock of the Company. The total number of shares of common stock issued to the owners of Tax Master Network (formally known as Tax Coach Software) was 6,000,000 shares (as amended), at par value of $0.00001 per share, in exchange for 100% of the membership interests of Tax Master Network (formally known as Tax Coach Software). Certificates representing the shares of common stock which served as the purchase price, were required to be deposited in escrow as of the effective date of the acquisition. As part of the purchase agreement documentation, the Sellers maintained the right to unwind the transaction under certain conditions as described in the purchase agreement. The Sellers also retained all rights as shareholders while shares were held in escrow, including the right to vote.

F-12

On November 11, 2016, the parties to the escrow agreement agreed (in a Company Distribution Notice) that the average daily closing price of the shares had exceeded the $1.00 threshold and accordingly, the shares were released from escrow and the right to unwind the Tax Master Network (formally known as Tax Coach Software) acquisition transaction terminated.

At September 30, 2016, Pacific Oil Company had outstanding payables that the previous owners were in the process of liquidating. The Company recorded $99,056 in pre-merger payables at September 30, 2016. The liabilities have been recorded on the Company’s financial statements but are expected to be settled by the previous owners. Shares of the Company were held in escrow to cover the possibility that these liabilities will ultimately have to be settled by the Company. During the quarter ended March 31, 2017, $61,365 had been settled. The remaining payable was settled during the fiscal year ended September 30, 2017.

Legal Proceedings

From time to time, we are a party to or are otherwise involved in legal proceedings, claims and other legal matters, arising in the ordinary course of our business or otherwise. A subsidiary of the Company is currently involved in one legal proceeding, the outcome of which will not be material to our ability to operate or market our services, our consolidated financial position, results of operations or cash flows.

9.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share.

During the three months ended June 30, 2018 and 2017, the Company sold 0 shares and 275,000 shares, respectively, for $0 and $275,000, respectively.

During the nine months ended June 30, 2018 and 2017, the Company sold 100,000 shares and 625,000 shares, respectively, for $100,000 and $625,000, respectively.

Preferred Stock

The Company does not have a preferred stock authorization in its articles of incorporation.

Financial Gravity Holdings, a subsidiary of the Company, has authorized the issuance of up to 10,000,000 shares of preferred stock, by action of the Board of Directors. The preferred stock authorization has not been formalized via the filing of an amendment to the certificate of formation of Financial Gravity Holdings. The rights and obligations of the preferred stock are as determined by the Board of Directors at the time of issuance. There were no preferred shares issued or outstanding as of June 30, 2018 and September 30, 2017 for Financial Gravity Holdings.

F-13

Warrants

As part of the sale of common shares starting October 2016, the Company granted to investors who invest at value of $100,000 or above common stock purchase warrants (the "Warrants"). In the quarter ended December 31, 2016 there were three individual investments of $100,000 for which the Company issued warrants for the purchase of 75,000 shares of common stock of the Company at an exercise price of $ 1.25 per share for a 1 -year term and an additional 75,000 shares of common stock of the Company at an exercise price of $1.50 for a 2-year term.

In the quarter ended March 31, 2017 there were two individual investments for an aggregate of $250,000 for which the Company issued warrants for the purchase of 50,000 shares of common stock of the Company at an exercise price of $1.25 per share for a l-year term and an additional 50,000 shares of common stock of the Company at an exercise price of $1.50 for a 2-year term.

In the quarter ended September 30, 2017, there was one additional investment of $100,000 for which the Company issued warrants for the purchase of 25,000 shares of common stock of the Company after exercise price of $1.25 per share for 1-year term and an additional 25,000 shares of common stock of the Company at an exercise price of $1.50 for a 2-year term.

In the quarter ended December 31, 2017, an aggregate of 100,000 shares of the Company’s common stock had been sold for $100,000 for which the Company issued warrants for the purchase of 25,000 shares of common stock of the Company at an exercise price of $1.25 per share for a 1-year term and an additional 25,000 shares of common stock of the Company at an exercise price of $1.50 for a 2-year term.

The Company follows the provisions of ASC 815, “Derivatives and Hedging”. ASC 815 requires freestanding contracts that are settled in a company’s own stock to be designated as an equity instrument, assets or liability. Under the provisions of ASC 815, a contract designated as an asset or liability must be initially recorded and carried at fair value until the contract meets the requirements for classification as equity, until the contract is exercised or until the contract expires. However, the Company determined that these warrants should be accounted for as equity and as such no determination of fair value was necessary.

Private Placement Memorandum, Financial Gravity Holdings, Inc.

On October 31, 2014, Financial Gravity Holdings issued a private placement memorandum (“PPM”) for stock purchases of up to 2,000,000 shares of common stock at a cost of $1.00 and a par value of $0.00001, with a minimum purchase level of $50,000 per investor. The subscription period initially expired June 30, 2015, however, the Board of Directors extended the offering period indefinitely, and increased the number of shares authorized for sale under the PPM incrementally to accommodate additional investor interest.

10.	STOCK OPTION PLAN

Effective February 27, 2015, the Company established the 2015 Stock Option Plan (the “Plan”). The Board of Directors of the Company has the authority and discretion to grant stock options. The maximum number of shares of stock that may be issued pursuant to the exercise of options under the Plan is 9,000,000. Eligible individuals include any employee of the Company or any director, consultant, or other person providing services to the Company. The expiration date and exercise price are as established by the Board of Directors of the Company. No option may be issued under the Plan after February 27, 2017.

Effective November 22, 2016, the Company established the 2016 Stock Option Plan (the “2016 Plan”). The Board of Directors of the Company has the authority and discretion to grant stock options. The maximum number of shares of stock that may be issued pursuant to the exercise of options under the 2016 Plan is 20,000,000. Eligible individuals include any employee of the Company or any director, consultant, or other person providing services to the Company. The expiration date and exercise price are as established by the Board of Directors of the Company. No option may be issued under the Plan after ten years from the date of adoption of the 2016 Plan.

F-14

Stock option activity is summarized as follows:

	Shares Under Option	Value of Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding - September 30, 2016	2,200,346	$22,129	$0.64	103 months
Granted	661,400	323,927	0.78	110 months
Exercised	–	–	–	–
Canceled or expired	44,600	28,495	1.00	–
Outstanding - September 30, 2017	2,817,146	317,561	0.67	95 months
Granted	420,000	99,209	0.53	112 months
Exercised	–	–	–
Canceled or expired	–	–	–
Outstanding – June 30, 2018	3,237,146	$416,770	$0.66	94 months

Exercisable – June 30, 2018	2,406,029	–	$0.66	89 months

All outstanding 2015 Plan stock options at September 30, 2016 became immediately vested upon the completion of the reverse merger with Pacific Oil Company. Most of the stock options granted under the 2016 Plan have 2- year vesting periods but there were 45,000 options that vested at issuance. Total compensation expense, included in salaries and wages, of previously unamortized stock compensation was $47,052 and $0 for the three months ended June 30, 2018 and 2017, and $141,816 and $50,000 for the nine months ended June 30, 2018 and 2017, respectively. Unamortized share-based compensation expense as of June 30, 2018 amounted to $184,417 which is expected to recognize over the next 1.50 years.

11.	RELATED PARTY TRANSACTIONS

Accounts receivable due from the majority stockholder of the entity, included in accounts receivable – related party in the accompanying consolidated balance sheets was $0 and $4,506 as of June 30, 2018 and September 30, 2017, respectively.

Management fees paid to the majority stockholder of the entity, included as management fees - related party in the accompanying consolidated statements of operations were $56,250 and $50,000 for three months ended June 30, 2018 and 2017, respectively $147,250 and $153,000 for the nine months ended June 30, 2018 and 2017, respectively.

A board member who is also a stockholder provided services to the Company. Expenses for these services totaled $0 for the three months ended June 30, 2018 and 2017, respectively and $0 and $9,000 respectively, for the nine months ended June 30, 2018 and 2017 and were included as general and administrative expenses in the accompanying consolidated statements of operations.

Included in professional fees were consulting fees paid to a related party as a condition to the TMN acquisition. Two agreements require certain services at a fixed fee of $16,500 per month, per agreement, commencing on November 1, 2015 with a 90-day termination clause. One agreement requires certain services at a fixed fee of $3,500 per month, commencing on November 1, 2015 with a 90-day termination clause. $60,000 and $109,500 in professional fees were paid under these 3 agreements for the three months ended June 30, 2018 and June 30, 2017, and $180,000 and $225,600 nine months ended June 30, 2018 and March 31, 2017 respectively and were included as professional services in the accompanying consolidated statements of operations.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of

Financial Gravity Companies, Inc.

We have audited the accompanying consolidated balance sheets of Financial Gravity Companies, Inc. (the “Company”), as of September 30, 2017 and 2016, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of September 30, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Whitley Penn LLP

Dallas, Texas

February 19, 2018

F-16

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

As of September 30,

	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$444,420	$132,803
Trade accounts receivable, net	109,795	78,843
Accounts receivable - related party	4,506	4,506
Prepaid expenses	64,603	32,239
Total current assets	623,324	248,391

OTHER ASSETS
Property and equipment, net	127,503	141,080
Investment	–	10,000
Customer relationships, net	22,450	33,675
Proprietary content, net	393,824	459,463
Trade name	69,300	69,300
Non-compete agreements, net	15,780	21,040
Trademarks	30,085	22,592
Goodwill	1,094,702	1,094,702

TOTAL ASSETS	$2,376,968	$2,100,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	51,814	27,229
Accrued expenses	122,552	103,654
Deferred revenue	95,601	32,739
Line of credit	–	19,732
Notes payable	165,562	93,397
Pre-merger payables	–	99,056
Total current liabilities	435,529	375,807

NOTES PAYABLE	281,031	–

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 300,000,000 shares authorized; 35,737,900 shares issued and outstanding as of September 30, 2017 and 34,862,900 shares issued and outstanding as of September 30, 2016	35,738	34,863
Additional paid-in capital	5,679,668	4,768,596
Accumulated deficit	(4,054,998)	(3,079,023)
Total stockholders’ equity	1,660,408	1,724,436

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,376,968	$2,100,243

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended September 30,

	2017	2016
REVENUE
Investment management fees	$1,279,206	$920,813
Service income	2,195,718	1,750,613
Commissions	50,575	69,073
Rental income	5,000	16,500
Total revenue	3,530,499	2,756,999

OPERATING EXPENSES
Cost of services	73,004	75,378
Professional services	997,117	1,237,221
Depreciation and amortization	99,744	153,547
Impairment of goodwill	–	662,967
General and administrative	748,481	408,537
Management fees - related party	200,000	213,333
Marketing	375,499	402,402
Salaries and wages	1,961,126	1,730,278
Total operating expenses	4,454,971	4,883,663

Net operating loss	(924,472)	(2,126,664)

OTHER EXPENSE
Interest expense	(51,503)	(8,475)
Total other expense	(51,503)	(8,475)

NET LOSS	$(975,975)	$(2,135,139)

LOSS PER SHARE - Basic and Diluted	$(0.03)	$(0.07)

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended September 30, 2017 and 2016

	Number of Shares Issued and Outstanding	Common Stock Par Value Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance at September 30, 2015	28,389,477	$28,389	$2,411,791	$(943,884)	$1,496,296

Common stock issued under a private placement memorandum	785,000	785	534,215	–	535,000

Common stock issued on acquisition of Tax Coach Software, LLC (shares placed in escrow)	6,000,000	6,000	1,898,620	–	1,904,620

Common stock surrendered by former officer	(2,926,294)	(2,926)	2,926	–	–

Common stock held by Pacific Oil Company (reverse merger)	2,614,717	2,615	(101,671)	–	(99,056)

Stock based compensation	–	–	22,715	–	22,715

Net loss	–	–	–	(2,135,139)	(2,135,139)

Balance at September 30, 2016	34,862,900	34,863	4,768,596	(3,079,023)	1,724,436

Common stock issued under a private placement memorandum	725,000	725	724,275	–	725,000

Release of Pacific Oil Company shares for settlement of pre-acquisition liabilities	–	–	23,674	–	23,674

Common stock issued in exchange for services	150,000	150	112,350	–	112,500

Stock based compensation	–	–	50,773	–	50,773

Net loss	–	–	–	(975,975)	(975,975)

Balance at September 30, 2017	35,737,900	$35,738	$5,679,668	$(4,054,998)	$1,660,408

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended September 30,

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(975,975)	$(2,135,139)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	99,744	153,547
Impairment of goodwill	–	662,967
Forfeiture of deposit for failed acquisition	–	50,000
Common stock issued in exchange for services	112,500	–
Stock based compensation	50,773	22,715
Changes in operating assets and liabilities, net of effects of purchase of subsidiaries
Trade accounts receivable, net	(30,952)	(22,420)
Accounts receivable - related party	–	30,228
Prepaid expenses	(32,364)	(16,136)
Accounts payable - trade	24,585	(55,474)
Accounts payable - related party	–	(2,300)
Accrued expenses	18,898	(12,230)
Deferred revenue	62,862	32,739
Pre-merger payables	(75,382)	–
Net cash used in operating activities	(745,311)	(1,291,503)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash from the sale of investment	10,000	–
Cash paid for purchase of property and equipment	(4,043)	(65)
Cash acquired upon acquisition of subsidiaries	–	57,025
Payments for purchase of investment	–	(10,000)
Purchases of trademarks	(7,493)	(2,419)
Net cash (used in) provided by investing activities	(1,536)	44,541

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from line of credit	42,377	24,391
Borrowings from note payable	450,000	26,086
Payments on note payable	(96,804)	(6,354)
Payments on line of credit	(62,109)	(900)
Proceeds from the sale of common stock	725,000	535,000
Net cash provided by financing activities	1,058,464	578,223

TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	311,617	(668,739)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	132,803	801,542

CASH AND CASH EQUIVALENTS AT END OF YEAR	$444,420	$132,803

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$48,586	$5,921
Taxes	$–	$–

Non-cash activities:
Common stock issued upon acquisition of Tax Coach Software, LLC (Note 9)	$–	$1,904,620
Net assets (liabilities) assumed for purchase of:
Tax Coach Software, LLC (Note 9)	$–	$809,918
Payables owed by Pacific Oil Company	$–	$(99,056)
Equity in escrow to offset payables owed by Pacific Oil Company	$–	$99,056
Settlement of payables owed by legacy Pacific Oil Company Stockholders	$23,674	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Financial Gravity Companies, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF BUSINESS

Financial Gravity Companies, Inc. and Subsidiaries (the “Company”) is located in Allen, Texas. The wholly-owned subsidiaries of the organization include: Financial Gravity Holdings, Inc., Financial Gravity Operations, Inc., Financial Gravity Tax, Inc., Financial Gravity Wealth, Inc., Cloud9 Holdings Company, Financial Gravity Business, LLC, Financial Gravity Ventures, LLC., SASH Corporation (doing business as Metro Data Processing) and Tax Coach Software, LLC.

Financial Gravity Holdings, Inc. (“FGH”) was established on September 29, 2014 to engage in the acquisition and integration of financial and other businesses which will deliver a wide range of accounting, tax planning and management services to high net worth individuals and businesses in the Dallas/Fort Worth region, with further expansion into other markets in accordance with its long-term growth rate and strategic business plan.

Financial Gravity Operations, Inc. (“FGO”) was established as a wholly-owned subsidiary of FGH in Texas on September 29, 2014. FGO did not have any activity through September 30, 2014. Activity commenced in 2015 for FGO related to the management of operational expenses for the shared services of the subsidiaries.

Financial Gravity Business, LLC. (“FGB”) formerly Cloud9b2b, LLC (“Cloud9 B2B”) was acquired by Cloud9 Holdings Company effective December 31, 2014 and provides business consulting services to Small Business Owners that identify ways to leverage a business’ current assets (people, platforms and processes) and reduce exposure to risk, both short-term and long-term, while simplifying the business and increasing profitability. FGB does not have any financial activity through September 30, 2017.

Financial Gravity Ventures, LLC. (“FGV”) formerly Cloud9 Accelerator, LLC was acquired by Cloud9 Holdings Company (Cloud9) effective December 31, 2014 and holds acquired companies and business assets until they are integrated into the main stream Financial Gravity business structure. FGV did not have any financial activity through September 30, 2017.

Effective January 1, 2015, Cloud9 assigned 100% of the membership interest in Cloud9 Accelerator, LLC and Cloud9B2B, to FGO.

Financial Gravity Tax, Inc. (“FG Tax”) formerly Business Legacy, Inc., (“BLI”) was acquired by FGO for no cost effective January 1, 2015 and is located in Allen, Texas. BLI is a bookkeeping, tax planning, tax preparation, and payroll service provider to small companies and individuals.

Financial Gravity Wealth, Inc. (“FG Wealth”) formerly Pollock Advisory Group, Inc., (“PAG”) was acquired by FGO for no cost-effective January 1, 2015 and is a registered investment advisor, located in Allen, Texas. PAG provides asset management services.

SASH Corporation, an Oklahoma corporation doing business as Metro Data Processing (“MDP”) was acquired August 12, 2015. The purchase was made by Cloud9Accelerator, LLC. MDP is located in Tulsa, Oklahoma, and provides payroll services, software, and support solutions to business owners.

Tax Coach Software, LLC (“TCS”), was acquired effective October 1, 2015, and is an Ohio limited liability company. The purchase was made by FGH. TCS, located in Cincinnati, Ohio, provides three primary services including monthly subscriptions to the “Tax Coach” software system, coaching and email marketing services.

F-21

1.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting polices consistently applied in the preparation of the accompanying consolidated financial statement in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is as follows.

Basis of Consolidation

The consolidated financial statements include the accounts of FGH, FGO, Cloud9 (from the date of acquisition), including Cloud9B2B and Cloud9 Accelerator, LLC, PAG (from the date of acquisition), BLI (from the date of acquisition), TCS (from the date of acquisition), and MDP (from the date of acquisition), (collectively referred to as the “Company”). All significant intercompany accounts and transactions have been eliminated on consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances at several financial institutions located throughout the United States, which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are carried at the invoiced amount less an estimate made for doubtful accounts based on management’s review of outstanding balances. The collectability of the Company’s accounts receivable is reviewed on an ongoing basis, using historical payment trends and a review of specific accounts. Accounts receivable are written off after all reasonable collection efforts have been exhausted and when management determines the amounts to be uncollectible. Recoveries of receivables previously written off are recorded when received. The allowance for doubtful accounts was $17,014 and $-0- as of September 30, 2017 and 2016, respectively.

In the normal course of business, the Company may extend credit to its customers, on an unsecured basis, substantially all of whom are located in the United States of America. The Company does not believe that they are exposed to any significant risk of loss on accounts receivable.

Prepaid Expenses

Prepaid expenses consist of expenses the Company has paid for prior to the service or good being provided. These prepaid expenses will be recorded as expense at the time the service has been provided.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to earnings over their estimated service lives by the straight-line method.

Maintenance and repairs are charged to earnings as incurred; major repairs and replacements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Property and equipment operated under material leases which transfer substantially all benefits and risks associated with the assets to the Company are capitalized. An asset and liability equal to the present or fair value, if appropriate, of minimum payments over the term of the leases are recorded. Amortization of the asset is computed using the straight-line method. Expenses associated with all other leases (operating leases) are charged to income as incurred.

Customer Relationships

The customer relationships acquired from the TCS purchase have been recognized in the accompanying consolidated balance sheets at $44,900, the value attributed to it on the date of the purchase (see Note 9). The customer relationships are being amortized on a straight-line basis over a four- year estimated life. During the years ended September 30, 2017 and 2016, the Company recorded amortization expense of $11,225 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at September 30, 2017 and 2016 was $22,450 and $11,225, respectively.

F-22

Future amortization of customer relationships is estimated to be as follows for the years ended September 30:

2018	$11,225
2019	11,225
$22,450

Proprietary Content

The proprietary content acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $525,100, the value attributed to it on the date of the purchase (see Note 9). The proprietary content is being amortized on a straight-line basis over an eight- year estimated life. During the years ended September 30, 2017 and 2016, the Company recorded amortization expense of $65,638 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at September 30, 2017 and 2016 was $131,276 and $65,638, respectively.

Future amortization of proprietary content is estimated to be as follows for the years ended September 30:

2018	$65,638
2019	65,638
2020	65,638
2021	65,638
2022	65,638
Thereafter	65,634
$393,824

Trade Name

The trade name acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $69,300, the value attributed to it on the date of the purchase (see Note 9). Management has determined that the trade name has an indefinite life and does not consider the value of the trade name recorded in the accompanying consolidated balance sheet to be impaired as of September 30, 2017 and 2016.

Non-compete Agreements

Non-compete agreements established as a part of the TCS purchase have been recognized in the accompanying consolidated balance sheets at $26,300, the value attributed to them on the date of the purchase (see Note 9). The non-compete agreements are being amortized on a straight-line basis over the five-year term of the non-compete clause of the agreement. During the years ended September 30, 2017 and 2016, the Company recorded amortization expense of $5,260 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at September 30, 2017 and 2016 was $10,520 and $5,260, respectively.

Future amortization of the non-compete agreements is estimated to be as follows for the years ended September 30:

2018	$5,260
2019	5,260
2020	5,260
$15,780

Trademarks

The Company accounts for trademarks in accordance with GAAP and accordingly, trademarks are stated at cost. Trademarks with indefinite lives are not amortized but are tested for impairment at least annually. Management has determined that the trademarks have an indefinite life and do not consider the value of trademarks recorded in the accompanying consolidated balance sheet to be impaired as of September 30, 2017 and 2016.

F-23

Goodwill

Goodwill represents the excess of the value of the purchase price and related costs over the identifiable assets from business acquisitions. The Company conducts an annual impairment assessment, at the reporting unit level, of its recorded goodwill. The Company assesses qualitative factors in order to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The qualitative factors evaluated by the Company include: macro-economic conditions of the local business environment, overall financial performance, and other entity specific factors as deemed appropriate. If, through this qualitative assessment, the conclusion is made that it is more likely than not that a reporting unit’s fair value is less than its carrying amount, a two-step impairment test is performed. Management determined, by assessing the qualitative factors, that it is more likely than not that the fair value of the reporting unit is greater than its carrying value. Management does not consider the value of goodwill recorded for TCS in the accompanying consolidated balance sheet to be impaired as of September 30, 2017, and 2016. However, goodwill attributed to Cloud9 and MDP was deemed to be impaired as of September 30, 2016 as that business offering has been discontinued.

The fair values of the assets acquired, and liabilities assumed were determined primarily using the income approach, which determines the fair value for the asset based on the present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a rate of return that reflects the relative risk of achieving the cash flow and the time value of money. The fair value of relationships were determined by projecting expected cash flows and subtracting the portion of the cash flow derived by the relevant contributory assets.

The accompanying consolidated balance sheets, consolidated statements of operations, changes in stockholders’ equity and cash flows include the results of operations of the acquired subsidiaries from the date of acquisition.

Goodwill consists of the following:

Goodwill at September 30, 2015	$662,967
Goodwill generated from acquisition of TCS	1,094,702
Impairment of Cloud9	(592,369)
Impairment of MDP	(70,598)
Goodwill at September 30, 2016	1,094,702
Goodwill at September 30, 2017	$1,094,702

Income Taxes

The Company accounts for Federal and state income taxes pursuant to GAAP, which requires an asset and liability approach for financial accounting and reporting for income taxes based on tax effects of differences between the financial statement and tax basis of assets and liabilities.

The Company accounts for all uncertain tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 – Income Taxes (“ASC 740”). ASC 740 provides guidance on de-recognition, classification, interest and penalties and disclosure related to uncertain income tax positions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense. There was no accrued interest or penalties as of September 30, 2017 and 2016.

From time to time, the Company is audited by taxing authorities. These audits could result in proposed assessments of additional taxes. The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s Federal returns since 2014 are still subject for examination by taxing authorities.

Earnings Per Share

Basic earnings per common share is computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Average number of common shares were 35,361,321 and 31,626,189 for years ended September 30, 2017 and 2016, respectively.

For the years ended September 30, 2017 and 2016, approximately 2,817,146 and 2,200,346 common stock options, respectively, were not added to the diluted average shares because inclusion of such shares would be antidilutive.

F-24

Revenue Recognition

FG Wealth generates investment management fees for services provided by the Company. Investment management fees include fees earned from assets under management by providing professional services to manage client investments.

FG Tax and MDP generate service income from its consulting and other professional services performed.

Commission revenue is derived from the sale of annuities and premiums on life insurance policies held by third parties. The revenue is recognized at the time the policy is issued.

Revenue represents gross billings less discounts, and are net of sales taxes, as applicable. Amounts invoiced for work not yet completed are shown as deferred revenue in the accompanying consolidated balance sheets.

TaxCoach Software has 3 types of services that are charged and collected on a month to month subscription basis (TaxCoach basic membership, All-Stars coaching, and Wire Service weekly broadcast email). None of these programs come with a long-term commitment or contract, and there is no up-front payment beyond the monthly subscription fee. Cancellations are processed within the month requested and memberships are closed at the end of the period for which the most recent payment was made. Members are not entitled to refunds for unused memberships.

Advertising

Advertising costs are charged to operations when incurred. Advertising and marketing expense was $375,499 and $402,402 for the years ended September 30, 2017 and 2016, respectively.

Stock-Based Compensation

The Company recognizes the fair value of the stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period based on the Black-Scholes option pricing model based on a risk-free rate from 0.85% to 1.41% in 2017 and 0.97% in 2016, dividend yield of 0%, expected life of 2 years and volatility of 43% to 137%.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the Company will need to manage additional asset units under contract and/or additional financing to fully implement its business plan, including continued growth and establishment of a stronger brand.

On May 23, 2017, the Company and GHS Investments, LLC (“GHS Investments”) entered into an Equity Financing Agreement (the “Agreement”). The Agreement was filed as an exhibit to a registration statement on Form S-1, filed with the Securities and Exchange Commission on September 18, 2017. The Agreement contemplates a series of transactions, pursuant to which the Company will “put” shares of its common stock to GHS in consideration of the payment to the Company of eighty percent (80%) of the “Market Price” of such shares. “Market Price” shall mean the average of the two lowest trading prices of the Company’s Common Stock during the ten (10) consecutive trading days preceding the receipt of the applicable put notice. Accordingly, on each instance the Company exercises a put option, the Company will know in advance, both the number of shares issuable upon exercise of the put option, and the dollar amount of the purchase price for such shares. The maximum purchase price for shares to be purchased by GHS Investments under the Agreement is $11,000,000. To facilitate the sale of the shares so purchased by GHS Investments, the Company agreed to file a registration statement with the Securities and Exchange Commission. The Company also entered into a Registration Rights Agreement with GHS Investments, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, the rules and regulations promulgated thereunder, and applicable state securities laws. The Agreement will terminate (i) when GHS Investments has purchased an aggregate of $11,000,000 of the common stock of the Company, or (ii) 36 months after the effective date of the Agreement, or (iii) at such time that the registration statement is no longer in effect.

F-25

Additionally, the Company is also actively seeking growth of its service offerings, both organically and via new client relationships. Management, in the ordinary course of business, is trying to raise additional capital through sales of common stock as well as seeking financing via equity or debt, or both from third parties. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders and incurring additional indebtedness could involve an increased debt service cash obligation, the imposition of covenants that restrict the Company’s operations or the Company’s ability to perform on its current debt service requirements. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Future Accounting Pronouncements

In February 2016, the FASB issued ASU Update No. 2016-02 Leases (Topic 842). Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 is effective for the years beginning after December 15, 2018 and for all periods presented. Early application of the amendments in this ASU is permitted. The Company does not expect any significant financial impact to the financial statements upon adoption of this standard.

In March 2016, the FASB issued ASU Update No. 2016-07, Investments – Equity Method and Joint Ventures (Topic 323). The amendments in this Update eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. ASU 2016-07 is effective for the years beginning after December 15, 2016. Early application of the amendments in this ASU is permitted. The Company does not expect any significant financial impact to the financial statements upon adoption of this standard.

In March 2016, the FASB issued ASU Update No. 2016-08, Revenue from Contracts with Customers (Topic 606). The amendments in this Update are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by clarifying the criteria in determining a principal versus agent relationship. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, an entity should apply the following five steps: (1) identify contracts with customers, (2) identify the performance obligations in the contracts, (3) determine the transaction price, (4) allocate the transaction price to the performance obligation in the contract, and (5) recognize revenue as the entity satisfies performance obligations. The new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is permitted for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. We are currently evaluating what impact adoption of this guidance will have on our financial position, results of operations, cash flows and disclosures. The Company does not expect any significant financial impact to the financial statements upon adoption of this standard.

In March 2016, the FASB issued ASU Update No. 2016-09, Compensation – Stock Compensation (Topic 718). The amendments in this Update are to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company has yet to do a full analysis on the impact this will have but will do during the next fiscal year. The Company does not expect any significant financial impact to the financial statements upon adoption of this standard.

F-26

2.         PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30:

	Estimated Service Lives	2017	2016
Furniture, fixtures and equipment	2 to 5 years	$11,039	$6,994
Internally developed software	10 years	152,000	152,000
		163,039	158,994
Less accumulated depreciation and amortization		35,536	17,914
		$127,503	$141,080

Depreciation expense was $17,622 and $17,625 during the years ended September 30, 2017 and 2016, respectively.

3.         TRADEMARKS

Trademarks consist of the following:

Trademarks at September 30, 2015	$20,174
Trademarks purchased at cost	2,418
Trademarks at September 30, 2016	22,592
Trademarks purchased at cost	7,493
Trademarks at September 30, 2017	$30,085

4.         LINE OF CREDIT

The Company has a revolving line of credit with Wells Fargo Bank, N.A. in the amount of $55,000. Amounts drawn under this line of credit are due on demand, and monthly interest and principal payments are required. The interest rate on the line of credit is 7.5%. This line of credit is collateralized by the personal guarantee of the majority stockholder. Line of credit balance was $0 and $19,732 for the years ended September 30, 2017 and 2016, respectively.

5.         NOTES PAYABLE

With the acquisition of Tax Coach Software, LLC, the Company also acquired a promissory note payable to The Huntington National Bank. The note permits maximum borrowings of $100,000. Interest is paid monthly at prime plus 1.25% and the balance is due on demand. The facility matures in February 2018 (paid off on November 30, 2017), is collateralized by substantially all assets of Tax Coach Software, LLC, and is secured by a personal guarantee from Keith VandeStadt, a significant stockholder of the Company. The balance outstanding under this note payable was $92,197 and $93,397 at September 30, 2017 and 2016, respectively.

The Company entered into a Business Loan and Security Agreement to Small Business Financial Solutions, LLC, on October 28, 2016 in the amount of $100,000. The transaction is structured as an advance against assets. The lender has a security interest in all collateral of the Company, and outstanding under this note payable was $7,935 and $0 at September 30, 2017 and 2016, respectively.

F-27

On July 31, 2017, the Company entered into a Promissory Note Payable with Fourly Enterprises, LLC (“Fourly”) in the amount of $50,000. The interest rate on the note is 20%. The note matures on August 16, 2018. Fourly is owned by the majority stockholder of the Company. The outstanding balance was $46,461 at September 30, 2017.

On August 9, 2017 the Company entered into a Promissory Note Payable with Elmer Fink in the amount of $100,000. The interest rate on the note is 10%. The note matures July 31, 2020. The outstanding balance was $100,000 at September 30, 2017.

On August 9, 2017 the Company entered into a Promissory Note Payable with Mike and Terri Ashby in the amount of $100,000. The interest rate on the note is 10%. The note matures August 15, 2020. The outstanding balance was $100,000 at September 30, 2017.

On September 5, 2017 the Company entered into a Promissory Note Payable with Heleon Investment Company, Ltd. in the amount of $100,000. The interest rate on the note is 10%. The note matures August 15, 2020. The outstanding balance was $100,000 at September 30, 2017.

The Company’s maturities of debt subsequent to September 30, 2017 are as follows:

2018	$165,562
2019	144,524
2020	136,507
$446,593

6.         ACCRUED EXPENSES

Accrued expenses consist of the following at September 30:

	2017	2016
Accrued payroll	$19,165	$44,327
Accrued operating expenses	103,137	59,077
Deferred rent	250	250
	$122,552	$103,654

7.         INCOME TAXES

The Company elected C Corporation tax status upon inception in 2014. Net operating losses (“NOL”) since that date total $3,233,265 as of September 30, 2017 and may be carried forward to offset future taxable income; accordingly, no current provision for income tax has been recorded in the accompanying statements of operations. NOL carry-forward benefits begin to expire in 2035.

The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended September 30:

	2017	2016
Tax benefit calculated at statutory rate	35.00%	35.00%
Expense not deductible	(0.37)	(0.19)
Merger costs	–	(1.64)
Impairment of goodwill	–	(10.87)
Changes to valuation allowance	(34.63)	(22.30)
Provision for income taxes	– %	– %

A deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense or benefit in the accompanying consolidated statements of operations are the result of changes in the assets and liabilities for deferred taxes. The measurement of deferred tax assets is reduced, if necessary, by the amount for any tax benefits that, based on available evidence, are not expected to be realized. Income tax expense is the current tax payable or refundable for the year plus or minus the net change in the deferred tax assets and liabilities. Deferred income taxes of the Company arise from the temporary differences between financial statement and income tax recognition of NOL carry-forwards.

The deferred tax assets and liabilities in the accompanying consolidated balance sheets include the following components at September 30:

	2017	2016
Net non-current deferred tax assets:
Net operating loss carry-forward	$1,131,643	$799,254
Property and equipment	10,719	4,627
	1,142,362	803,881
Net non-current deferred tax liabilities:
Intangible assets	728	303

Net	1,141,634	803,578
Less valuation allowance	(1,141,634)	(803,578)
Net deferred taxes	$–	$–

F-28

8. COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

Leases

The Company conducts operations from leased premises. Some of these leases provide for payment of taxes, insurance, utilities and maintenance. The Company also leases certain equipment under operating leases. Total rent expense for the years ended September 30, 2017 and 2016 was $102,960 and $89,150, respectively. Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rental expense and rental payments is recorded as deferred rent within accrued expenses in the accompanying consolidated balance sheets. Management expects that in the normal course of business, leases will be renewed or replaced by other leases.

Minimum future annual rental payments under non-cancelable operating leases having original terms in excess of one year are as follows:

2018	$68,400
2019	5,700
$74,100

Contingencies

Under the terms of the TCS purchase agreement, the common stock issued has been placed in escrow. The sellers maintain the right to unwind this transaction under certain conditions. One agreement with one of the employees was terminated during December 2016 (See Note 9).

At September 30, 2016, Pacific Oil Company had some outstanding payables that the previous owners were in the process of liquidating. Those liabilities have been shown here but are expected to be settled by the previous owners. Shares of the Company were held in escrow to cover the possibility that these liabilities will ultimately have to be settled by the Company. The liabilities were settled during 2017.

Legal Proceedings

From time to time, we are a party to or otherwise involved in legal proceedings, claims and other legal matters, arising in the ordinary course of our business or otherwise. A subsidiary of the Company is currently involved in one legal proceeding, the outcome of which will not be material to our ability to operate or market our services, our consolidated financial position, results of operations or cash flows.

9. BUSINESS ACQUISITIONS

Business Acquisition – Tax Coach Software, Inc.

Effective October 1, 2015, the Company completed the acquisition of Tax Coach Software, LLC, an Ohio limited liability company (“Tax Coach Software”). The purchase was made by Financial Gravity Holdings, Inc. Under the terms of the acquisition, the Company acquired 100% of Tax Coach Software’s stock in a stock exchange. Total stock exchanged was 6,000,000 shares (as amended), at par value of $0.001 per share, from the Company for 100% of the shares of Tax Coach Software. Goodwill, as a result of this acquisition, is not deductible for tax purposes.

Certificates representing the shares were required to be deposited in escrow as of the effective date of the acquisition. As part of the purchase agreement documentation, the Sellers maintained the right to unwind the transaction under certain conditions as described. The Sellers also retained all rights as shareholders while shares were held in escrow, including the right to vote. Under the escrow agreement, if the average daily closing price of the shares for any continuous 10-day trading period equals or exceeds $1.00 during the thirty-six months following October 28, 2015, the Company had the right to cause the shares deposited in escrow to be distributed to the Sellers, terminating any right to unwind the transaction. If the shares did not trade as to provide a closing price during the thirty-six months following October 28, 2015 or if the average daily closing price of the shares for any continuous 10-day trading period failed to equal or exceed $1.00 during the thirty-six months following October 28, 2015, then no later than five days following the conclusion of the thirty-six month period, the Sellers would have the right to unwind the acquisition of Tax Coach Software by the Company and the Company would immediately transfer the ownership of Tax Coach Software back to the Sellers in exchange for the return of common stock issued during the acquisition. The closing price was defined as the last closing trade price for the shares on an electronic bulletin board as reported by Bloomberg or on the NASDAQ Capital Market or the highest bid price as reported on “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If listed for trading on the American or New York Stock Exchange during the thirty-six months following October 28, 2015 it will be deemed to meet the $1.00 benchmark.

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On November 11, 2016, the parties to the escrow agreement agreed (in a Company Distribution Notice) that the average daily closing price of the shares had exceeded the $1.00 threshold and accordingly, the shares were released from escrow and the right to unwind the Tax Coach Software acquisition transaction terminated.

Three employment agreements were made as a condition to the acquisition. Each agreement has an effective date as of November 1, 2015 and is effective for a period of three years. Two employee agreements include a base salary of $42,000 per year, per employee. These same two agreements, include a bonus that is calculated, for each employee, as the sum of 40% of the gross profit of Tax Coach Software for all revenues that exceed $850,000 and are less than $950,000 and 20% of the gross profit of Tax Coach Software for all revenues earned in excess of $950,000. One employee agreement includes a base salary of $60,000 per year. This same agreement, includes a bonus that is calculated as the sum of 20% of the gross profit of Tax Coach Software for all revenues that exceed $850,000 and are less than $950,000 and 10% of the gross profit of Tax Coach Software for all revenues earned in excess of $950,000. Gross profit is determined in accordance with generally acceptable accounting principles, net of other amounts paid under employment and consulting agreements. The agreements also include other certain termination and non-compete clauses. Compensation during the month of October 2015 to be paid to the three employees totals an aggregate amount of $49,150. Three consulting agreements were made as a condition to the acquisition. Two agreements require certain services at a fixed fee of $17,000 per month, per agreement, commencing on November 1, 2015 with a 90-day termination clause. One agreement was terminated by the Company during December 2017. One agreement requires certain services at a fixed fee of $3,500 per month, commencing on November 1, 2015 with a 90-day termination clause. $444,600 and $444,650 in professional fees were paid under these 3 agreements during the years ended September 30, 2017 and 2016, respectively.

Tax Coach Software, located in Cincinnati, Ohio, provides three primary services including monthly subscription revenue from the “Tax Coach” software system, coaching revenue and email marketing services for customers.

The transaction resulted in a fair value of the acquisition of $1,094,702 as follows:

Common stock issued in stock exchange at a value of $0.25 per share (as amended)	$1,500,020
Additional paid in capital for the escrow agreement provision	404,600
Total value of the goodwill generated on acquisition	1,904,620

Intangible assets acquired	(719,400)
Net tangible assets acquired	(90,518)
Total assets acquired	(809,918)

Total fair value of acquisition	$1,094,702

The intangible assets were as follows:

Customer relationships	$44,900
Proprietary content	525,100
Trade name	69,300
Prospect list	53,800
Non-compete agreements	26,300
Total intangible assets	$719,400

The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$57,025
Accounts receivable	15,476
Accounts receivable - other	5,408
Internally developed software	152,000
Total tangible assets	229,909

Liabilities assumed:
Accrued expenses	69,485
Line of credit	69,906
Total liabilities	139,391

Net acquired assets	$90,518

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The primary asset acquired from Tax Coach Software is the proprietary content which includes a comprehensive platform of tax planning strategies including marketing and instructional guides. TCS will provide the Company with expertise in areas of service which expand beyond the Company’s current service areas. The Company believes they will also be able to leverage the use of the proprietary content in maximizing the benefits of consulting with customers. The acquisition of this entity increases the additional services the Company can provide to high net worth individuals and business in accordance with its strategic business plan.

10. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share.

Preferred Stock

The Company does not have a preferred stock authorization in its articles of incorporation.

Financial Gravity Holdings, a subsidiary of the Company, has authorized the issuance of up to 10,000,000 shares of preferred stock, by action of the Board of Directors. The preferred stock authorization has not been formalized via the filing of an amendment to the certificate of formation of Financial Gravity Holdings. The rights and obligations of the preferred stock are as determined by the Board of Directors at the time of issuance.

For each of the Company and Financial Gravity Holdings, its subsidiary, there were no preferred shares issued or outstanding as of September 30, 2017 and 2016.

Warrants

As part of the sale of common shares starting October 2016, the Company granted to investors who invest at value of $100,000 or above common stock purchase warrants (the “Warrants”). In the quarter ended December 31, 2016 there were three individual investments of $100,000 for which the Company issued warrants for the purchase of 75,000 shares of common stock of the Company at an exercise price of $1.25 per share for a 1-year term and an additional 75,000 shares of common stock of the Company at an exercise price of $1.50 for a 2-year term. In the quarter ended March 31, 2017 there were two individual investments for an aggregate of $250,000 for which the Company issued warrants for the purchase of 50,000 shares of common stock of the Company at an exercise price of $1.25 per share for a 1-year term and an additional 50,000 shares of common stock of the Company at an exercise price of $1.50 for a 2-year term. In the quarter ended September 30, 2017, there was one additional investment of $100,000 for which the Company issued warrants for the purchase of 25,000 shares of common stock of the Company after exercise price of $1.25 per share for 1-year term and an additional 25,000 shares of common stock of the Company at an exercise price of $1.50 for a 2-year term.

The Company follows the provisions of ASC 815, “Derivatives and Hedging”. ASC 815 requires freestanding contracts that are settled in a company’s own stock to be designated as an equity instrument, assets or liability. Under the provisions of ASC 815, a contract designated as an asset or liability must be initially recorded and carried at fair value until the contract meets the requirements for classification as equity, until the contract is exercised or until the contract expires. However, the Company determined that these warrants should be accounted for as equity and as such no determination of fair value was necessary.

Private Placement Memorandum, Financial Gravity Holdings, Inc.

On October 31, 2014, Financial Gravity Holdings, Inc. issued a private placement memorandum (“PPM”) for stock purchases of up to 2,000,000 shares of common stock at a cost of $1.00 and a par value of $0.00001, with a minimum purchase level of $50,000 per investor. The subscription period initially expired June 30, 2015, however, the Board of Directors extended the offering period indefinitely, and increased the number of shares authorized for sale under the PPM incrementally to accommodate additional investor interest.

Additional Common Stock Issuances, Financial Gravity Companies, Inc.

On April 1, 2017, the Company entered into an agreement with FMW Media Works Corp (“FMW”), wherein FMW would provide television, production, and media analysis to the Company. The Company issued 50,000 shares of common stock, worth $52,500, to FMW along with $3,500 cash as payment for services.

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On August 22, 2017, the Company issued 100,000 shares of common stock, worth $60,000 to Nationwide EZ Cash Flow in exchange for professional services.

During the years ended September 30, 2017 and 2016, 725,000 shares and 785,000 shares, respectively, were issued for $725,000 and $535,000, respectively.

Additional Common Stock Issuances, Financial Gravity Holdings, Inc.

During the year ended September 30, 2016, one of the founding members of Financial Gravity Holdings forfeited 2,926,294 common shares, in addition to the issuance of shares sold under the PPM and common shares issued in connection with the Tax Coach Software, LLC acquisition.

During the year ended September 30, 2016, Financial Gravity Holdings sold 350,000 shares of common stock.

Stock Split, Financial Gravity Holdings

Effective October 20, 2015, Financial Gravity Holdings declared a three for one stock split of its common stock. Upon the stock split, every one share of common stock issued and outstanding was automatically reclassified and converted into three shares of common stock. The common stock retained a par value of $0.00001 per share.

11. STOCK OPTION PLAN

Effective February 27, 2015, the Company established the 2015 Stock Option Plan (the “2015 Plan”). The Board of Directors of the Company has the authority and discretion to grant stock options. The maximum number of shares of stock that may be issued and exercised under the Plan is 9,000,000. Eligible individuals include any employee of the Company or any director, consultant, or other person providing services to the Company. The expiration date and exercise price are as established by the Board of Directors of the Company. The last date any options were granted under the 2015 Plan was March 14, 2016.

Effective November 22, 2016, the Company established the 2016 Stock Option Plan (the “2016 Plan”). The Board of Directors of the Company has the authority and discretion to grant stock options. The maximum number of shares of stock that may be issued and exercised under the Plan is 20,000,000. Eligible individuals include any employee of the Company or any director, consultant, or other person providing services to the Company. The expiration date and exercise price are as established by the Board of Directors of the Company. The first date any options were granted under the 2016 Plan was December 19, 2016.

Stock option activity is summarized as follows:

	2017				2016
	Shares Under Option	Value of Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Shares Under Option	Value of Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Outstanding - beginning of year	2,200,346	$22,129	$0.64		1,500,996	$7,359	$0.33
Granted	661,400	323,927	0.78	116 months	1,024,400	19,677	1.00	111 months
Exercised	–	–	–	–	–	–	–	–
Canceled or expired	44,600	28,495	1.00	–	325,050	4,907	0.33	–
Outstanding - end of year	2,817,146	$317,561	$0.67	101 months	2,200,346	$22,129	$0.64	109 months

Exercisable - end of year	2,276,813		$0.65	97 months	2,200,346		$0.64	109 months

All outstanding 2015 Plan stock options at September 30, 2016 became immediately vested upon the completion of the reverse merger with Pacific Oil Company. Most of the stock options granted under the 2016 Plan have 2-year vesting periods but there were 20,000 options that vested at issuance. Total compensation expense included in salaries and wages of previously unamortized stock compensation was $50,773 and $22,715 for the years ended September 30, 2017 and 2016, respectively. Unamortized share-based compensation expense as of September 30, 2017 amounted to $249,033 which is expected to recognized over the next 2 years.

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12. RELATED PARTY TRANSACTIONS

Accounts receivable due from the majority stockholder of the entity, included in accounts receivable – related party in the accompanying consolidated balance sheets was $4,506 as of September 30, 2017, and 2016.

Management fees paid to the majority stockholder of the entity, included as management fees - related party in the accompanying consolidated statements of operations were $200,000 and $213,333 for fiscal 2017, and 2016.

During the year ended September 30, 2016, a board member who is also a stockholder provided services to the Company. Expenses for these services totaled $49,000 and were included as general and administrative expenses in the accompanying consolidated statement of operations. There were no associated expenses during 2017.

On July 31, 2017, the Company entered into a Promissory Note Payable with Fourly Enterprises, LLC (“Fourly”) in the amount of $50,000. The interest rate on the note is 20%. The note matures on August 16, 2018. Fourly is owned by the majority stockholder of the Company. The outstanding balance was $46,461 at September 30, 2017.

13. SUBSEQUENT EVENTS

Subsequent to September 30, 2017, an aggregate of 100,000 shares of the Company’s common stock have been sold for $100,000. Additionally, an aggregate of 50,000 warrants to purchase the Company’s common stock have been issued in conjunction with the sale of the Company’s common stock.

Subsequent to September 30, 2017, an aggregate of 375,500 options to purchase the Company’s common stock have been granted.

On November 30, 2017, the Company paid off the remaining balance of the note payable to The Huntington National Bank.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into United States tax law, which among other provisions will lower the corporate tax rate to 21%. Given this date of enactment, our financial statements as of and for the year ended September 30, 2017 do not reflect the impact of the Act. The Company is in the process of analyzing the potential aggregate impact of the Act and will reflect any such impact in the quarterly report for the period in which the law was enacted.

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Item 12. Incorporation of Certain Information by Reference.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering except the GHS has agreed to pay the legal fees associated with the preparation of this registration statement.

Item	Amount
SEC Registration Fee	$556
Legal Fees and Expenses*	$15,000
Accounting Fees and Expenses*	$5,000
Miscellaneous*	$5,000
Total*	$25,556

Item 14. Indemnification of Officers and Directors

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities

Issuances by Pacific Oil Company

Pursuant to the Merger Agreement, effective September 30, 2016 we issued to the former stockholders of Financial Gravity Holdings an aggregate of 32,248,183 shares of the Company’s common stock. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration pursuant to Section 4(2) and Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act of 1933. We made this determination based on the representations of each former stockholder of Financial Gravity who voted with respect to the Merger, which included, in pertinent part, that such stockholder is acquiring the shares of the Company’s common stock for his, her or its sole account, for investment and not with a view to the resale or distribution thereof, and that such stockholder either (A) is an “accredited investor,” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the shares of the Company’s common stock, or (C) has appointed an appropriate person to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the shares of the Company’s common stock. Appropriate legends have been affixed to all shares of the Company’s common stock to be issued in such transaction.

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Issuances by Financial Gravity Holdings

During the year ended September 30, 2015, Financial Gravity Holdings, a subsidiary of the Company, issued 21,150,000 shares of common stock to the founding members of Financial Gravity Holdings and also 5,625,000 shares of common stock to a number of accredited investors pursuant to a private placement, for an aggregate price of approximately $1,875,000. Also during the year ended September 30, 2015, Financial Gravity Holdings issued 150,000 common shares to two non-employee directors (total of 300,000 shares), in lieu of stock option grants. Also during the year ended September 30, 2015, Financial Gravity Holdings acquired 100% of the capital stock of Cloud9 Holdings Company. In consideration of such purchase, the Company issued 1,314,477  shares of Company common stock to the selling shareholder (this number of shares reflects the three-for-one (3:1) forward split effective March 25, 2016). The selling stockholder in the transaction was Mr. Paul Boyd, then serving as Chief Operating Officer of the Company. The shares of Company common stock, which served as the consideration in the transaction, had an approximate value of $438,159.

During the year ended September 30, 2016, Financial Gravity Holdings issued an additional 785,000 shares of common stock to a number of accredited investors pursuant to the private placement, for an aggregate price of $535,000. In January 2016 one of the founding members of Financial Gravity Holdings forfeited 2,926,294 common shares. Also during the year ended September 30, 2016, Financial Gravity Holdings acquired 100% of the capital stock of Tax Coach Software, LLC. In consideration of such purchase, Financial Gravity Holdings issued 6,000,000 shares of common stock to the sellers.

During the year ended September 30, 2017, the Company issued an additional 725,000 shares of common stock to a number of accredited investors pursuant to the private placement, for an aggregate price of $725,000.

Subsequent to September 30, 2017, an aggregate of 100,000 shares of the Company’s common stock have been sold for $100,000. Additionally, an aggregate of 50,000 warrants to purchase the Company’s common stock have been issued in conjunction with the sale of the Company’s common stock.

Subsequent to September 30, 2017, an aggregate of 420,000 options to purchase the Company’s common stock have been granted.

The sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, the Company believes that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Each investor represented that such investor either (A) is an “accredited investor,” (B) has such knowledge and experience in financial and business matters that the investor is capable of evaluating the merits and risks of acquiring the shares of the Company’s common stock, or (C) appointed an appropriate person to act as the investor’s purchaser representative in connection with evaluating the merits and risks of acquiring the shares of the Company’s common stock. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

The Company’s option grants were effected pursuant to Rule 701 promulgated under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (2)
4.1	Promissory Note Payable with Fourly Enterprises, LLC dated July 31, 2017 (5)
4.2	Promissory Note Payable with Elmer Fink dated August 9, 2017 (5)
4.3	Promissory Note Payable with Mike and Terri Ashby dated August 9, 2017 (5)
4.4	Promissory Note Payable with Heleon Investment Company, Ltd. dated September 5, 2017 (5)
4.5	Promissory Note Payable with Indar and Sybil Bally dated October 2, 2017 (5)
4.6	Promissory Note Payable with Paul Frueh dated October 2, 2017 (5)
4.7	Promissory Note Payable with Michael and Donna Dade dated November 20, 2017 (5)
4.8	Promissory Note Payable with Helen Janssen dated February 26, 2018 (5)
4.9	Notice of Stock Option Grant to Dan Sundby (5)
5.1	Opinion of Counsel on legality of securities being registered
10.1	Equity Financing Agreement dated May 23, 2017 (3)
10.2	Registration Rights Agreement dated May 23, 2017(4)
10.3	Amendment No. 1 to Equity Financing Agreement dated September 4, 2018 (5)
23.1	Consent of Whitley Penn LLP
101.INS *	XBRL Instances Document
101.SCH *	XBRL Taxonomy Extension Schema Document
101.CAL *	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF *	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB *	XBRL Taxonomy Extension Label Linkbase Document
101.PRE *	XBRL Taxonomy Extension Presentation Linkbase Document

* Combined XBRL for June 30, 2018 and September 30, 2017 previously filed.

(1)	Filed as Exhibit 3.1 to SB-2 Registration Statement originally filed with the SEC on July 7, 2012.
(2)	Filed as Exhibit 3.1 to SB-2 Registration Statement originally filed with the SEC on July 7, 2012.
(3)	Filed as Exhibit 10.1 to S-1 Registration Statement originally filed with the SEC on September 18, 2017.
(4)	Filed as Exhibit 10.2 to S-1/A Registration Statement filed with the SEC on April 30, 2018.
(5)	Filed as an exhibit to S-1/A Registration Statement filed with the SEC on September 24, 2018.

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Item 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 16, 2018.

Financial Gravity Companies, Inc.

/s/ John David Pollock
By: John David Pollock
Its: CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ John David Pollock	CEO, Director	October 16, 2018

/s/ Paul Williams	CFO, Director	October 16, 2018

/s/ George E. Crumley	Director	October 16, 2018

/s/ Edward A. Lyon	Director	October 16, 2018

/s/ David Myers	Director	October 16, 2018

/s/ Michael Ashby	Director	October 16, 2018

/s/ Todd Bourgeois	Director	October 16, 2018

/s/ Debbie Buckner	Director	October 16, 2018

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